SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

SI-BONE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

471 El Camino Real, Suite 101 Santa Clara, California 95050

Invitation to 2026 Annual Meeting of Stockholders

DATE: Thursday, June 4, 2026
TIME: 8:00 a.m., Pacific Time
April 21, 2026
Dear Stockholders:
It is my pleasure to invite you to attend SI-BONE’s Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 4, 2026 at 8:00 a.m., Pacific Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business we will conduct at the Annual Meeting.
We made significant and measurable progress during 2025, including the following:
•Achieved worldwide revenue of $200.9 million, representing an annual increase of ~20%;
•Over 2,400 U.S. physicians performed nearly 22,000 procedures;
•Surpassed 140,000 procedures performed by physicians worldwide since inception;
•Net loss of $18.9 million, representing an annual improvement of ~39%;
•Delivered positive Adjusted EBITDA1 of $8.9 million, as compared to a loss of $5.1 million in 2024;
•Exited the year with a solid balance sheet with $147.8 million in cash and equivalents;
•Launched iFuse TORQ across Europe; and
•Granted New Technology Add-On Payment effective October 1, 2025, providing incremental reimbursement to hospitals for eligible inpatient procedures using iFuse TORQ TNT.
We will hold our Annual Meeting virtually in an effort to make it convenient for our stockholders to attend. During our Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement enclosed with this letter, which we encourage you to read carefully. We will also address any questions submitted before or during the Annual Meeting.
Your vote is very important to us, and I urge you to vote your shares as promptly as possible. You may vote by Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign, date, and return the proxy card in the enclosed envelope.
Finally, I continue to be humbled by the exceptional performance of the entire SI-BONE team, working diligently to introduce new products and continuing to train and educate physicians to grow our core business. On behalf of the Board, management team and employees, thank you for your continued confidence and support as we advance our mission to help patients rise up and reach for the stars. We look forward to your participation in this year’s Annual Meeting.
Sincerely yours,
/s/ Laura Francis
Laura Francis
Chief Executive Officer
1 For a full reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles, see Appendix A to this proxy statement.

471 El Camino Real, Suite 101 Santa Clara, California 95050

Notice of Annual Meeting of Stockholders

Dear Stockholder:
You are cordially invited to attend the virtual Annual Meeting of Stockholders of SI-BONE, Inc., a Delaware corporation. The meeting will be a completely virtual meeting of stockholders and will be held on Thursday, June 4, 2026 at 8:00 a.m. Pacific Time by live webcast as described in the Proxy Statement accompanying this Notice. The Annual Meeting is being held for the following purposes:

1	To elect the Board of Directors’ two nominees for director to serve until the 2029 Annual Meeting of Stockholders or until their successors are elected and qualified.

2
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

3	To provide an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement.

4	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
You will be able to attend the virtual Annual Meeting and submit your questions and vote your shares online during the meeting, by visiting www.virtualshareholdermeeting.com/SIBN2026 and using your 16-digit control number provided on your proxy card or voting instruction card to enter the virtual Annual Meeting. You will only be able to submit your questions and vote your shares by using your 16-digit control number provided on your proxy card or voting instruction card to enter the virtual Annual Meeting. Without your 16-digit control number, you will only be able to enter as a guest in “listen-only” mode and will not be able to submit your questions or vote your shares. Therefore, it is important to retain a copy of your proxy card or voting instruction card to enable you to gain participation access to the virtual Annual Meeting.
The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2026. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2026. The record date for the Annual Meeting is April 6, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
/s/ Michael A. Pisetsky
Michael A. Pisetsky
Secretary and Chief Business & Legal Affairs Officer
Santa Clara, California
April 21, 2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on June 4, 2026 via live webcast at www.virtualshareholdermeeting.com/SIBN2026. You will need the 16-digit control number provided on the proxy or information card in order to gain participation access to the Annual Meeting.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

471 El Camino Real, Suite 101 Santa Clara, California 95050

You are cordially invited to attend the meeting by live webcast as described in the proxy statement accompanying this notice. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may vote over the internet or by a toll-free telephone number, or you may vote by mailing a completed, signed and dated proxy card or voting instruction card in the envelope provided with the proxy card or voting instruction card. Please note that any stockholder attending the virtual Annual Meeting may vote online during the meeting, even if the stockholder has already returned a proxy card or voting instruction card. Please see the instructions in the attached proxy statement and on your proxy card or voting instruction card.
Proxy Statement for the 2026 Annual Meeting of Stockholders

TO BE HELD ON June 4, 2026
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 4, 2026
This proxy statement and our 2026 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available on our website at https://investor.si-bone.com/financial-information/sec-filings and www.proxyvote.com.
MEETING AGENDA

	Proposal Description	Vote Required for Approval

1	To elect the Board of Directors’ two nominees for director to serve until the 2029 Annual Meeting of Stockholders or until their successors are elected and qualified.	The two nominees receiving the most “For” votes will be elected; and “Withheld” votes will have no effect.

2
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
“For” votes from the holders of a majority of shares present, via webcast or represented by proxy and entitled to vote on the matter.

3	To provide an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement.	“For” votes from the holders of a majority of shares present, via webcast or represented by proxy and entitled to vote on the matter.

Questions and Answers about these Proxy Materials and Voting

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our board of directors (the “Board” or “Board of Directors”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to first mail this Notice and make our proxy materials available to stockholders on or about April 21, 2026.
HOW DO I ATTEND THE ANNUAL MEETING?
The Annual Meeting will be held on Thursday, June 4, 2026 at 8:00 a.m. Pacific Time by live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in-person physically. We invite you to attend the Annual Meeting by live webcast. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting. We encourage our stockholders to enter the meeting in advance of the designated start time to have ample time for check-in procedures. To attend the Annual Meeting virtually via the internet, please visit www.virtualshareholdermeeting.com/SIBN2026 and use the 16-digit control number provided on your proxy card or voting instruction card you receive in order to be above to submit your questions and vote your shares. Therefore, it is important to retain a copy of your proxy card or voting instruction card you receive to enable you to gain participation access to the Annual Meeting. However, as noted above, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card or voting instruction card in the envelope provided with the proxy card or voting instruction card, or follow the instructions below to submit your proxy over the telephone or on the internet.
If you do not have your 16-digit control number, you will be able to enter as a guest and listen to the Annual Meeting, but you will not be able to submit questions or vote your shares during the Annual Meeting. See caption below titled “Attending the Annual Meeting as a Guest.”
ATTENDING THE ANNUAL MEETING AS A GUEST
Guests may enter the Annual Meeting in “listen-only” mode by visiting www.virtualshareholdermeeting.com/SIBN2026 and providing the information requested in the “Guest Login” section. Guests will not have the ability to submit questions or vote shares at the Annual Meeting.
WHY IS SI-BONE HAVING A VIRTUAL ANNUAL MEETING?
To facilitate stockholder participation in the Annual Meeting, this year’s Annual Meeting will be held virtually via the internet. Stockholders attending virtually via the internet will be able to listen, submit questions and vote shares via the internet at www.virtualshareholdermeeting.com/SIBN2026 by using the 16-digit control number included on their proxy card or voting instruction cards and following the instructions that accompanied your proxy materials.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 6, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 44,243,715 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 6, 2026, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote via webcast at the meeting or vote by proxy. Whether or not you plan to attend the meeting via webcast, we urge you to vote by proxy via mail, over the telephone or on the internet as instructed below to ensure your vote is counted.

SI-BONE, Inc.	1	2026 Proxy Statement

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 6, 2026, your shares are held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other stockholder of record regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in a voting instruction form with the Notice in order to attend, submit your questions and vote your shares at the Annual Meeting. If you did not receive a 16-digit control number via email or on the Notice or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
WHO CAN ASK QUESTIONS AT THE ANNUAL MEETING?
If you are attending the Annual Meeting as a stockholder of record or as a beneficial owner, questions can be submitted by accessing the meeting center at www.virtualshareholdermeeting.com/SIBN2026, entering your 16-digit control number and following the instructions. Instructions on how to ask questions during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2026. Guests will not have the ability to ask questions during the Annual Meeting.
List of Stockholders
A list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting at our corporate headquarters. Please email us at StockholderCommunications@si-bone.com to arrange a time to review. The stockholder list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SIBN2026. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/SIBN2026.
WHAT AM I VOTING ON?
There are three matters scheduled for a vote:

1	Election of the Board of Directors’ two nominees for director to serve until the 2029 Annual Meeting of Stockholders or until their successors are elected and qualified (Proposal No. 1);

2
Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm of SI-BONE for the fiscal year ending December 31, 2026 (Proposal No. 2); and

3	Advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement (Proposal No. 3).

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters, to the extent permitted under Rule 14a-4(c)(1) under the Exchange Act, in accordance with their best judgment.
HOW DO I VOTE?
You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, you may vote “For” or “Against” or abstain from voting. For any of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:

SI-BONE, Inc.	2	2026 Proxy Statement

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote via webcast at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote via webcast even if you have already voted by proxy.

Vote during the Meeting
At the live webcast, if you are a stockholder of record, you may vote by following the instructions at www.virtualshareholdermeeting.com/SIBN2026. You will need the 16-digit control number provided on your proxy card or voting instruction card in order to vote your shares at the Annual Meeting via webcast.

Vote by Mail
If you received a proxy card by mail, you may vote by completing, signing and dating the proxy card and returning it promptly in the envelope provided. If you return your completed, signed and dated proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Vote by Phone
Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number provided on your proxy card or voting instruction card. Your telephone vote must be received by 8:59 p.m., Pacific Time on June 3, 2026 to be counted.

Vote by Internet
Go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number provided on your proxy card or voting instruction card. Your internet vote must be received by 8:59 p.m., Pacific Time on June 3, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other stockholder of record, you should have received a voting instruction form with the Notice from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other stockholder of record. To vote at the live webcast, you may be able to do so if your broker, bank or other stockholder of record has provided you with a 16-digit control number, or if you have otherwise received a valid proxy. See “Who can vote at the Annual Meeting?” above. To receive a valid proxy, follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 6, 2026.
If I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or via webcast at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for director, “For” the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

SI-BONE, Inc.	3	2026 Proxy Statement

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME AND I DO NOT PROVIDE MY BROKER OR BANK WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other stockholder of record how to vote your shares, your broker, bank or other stockholder of record may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals Nos. 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal No. 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2.
WHO IS THIS PROXY SOLICITATION MADE BY?
Your proxy is being solicited on behalf of the Board for use at the Annual Meeting.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other stockholders of record for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to SI-BONE, Inc., Attn: Secretary and Chief Business & Legal Affairs Officer, at 471 El Camino Real, Suite 101, Santa Clara, California 95050.
•You may attend the Annual Meeting and vote via webcast. Simply attending the meeting will not, by itself, revoke your proxy.
Unless you vote via webcast, your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other stockholder of record, you should follow the instructions provided by your broker, bank or other stockholder of record regarding how to change or revoke your proxy. Simply attending the meeting will not, by itself, revoke your proxy.
WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and received by our Secretary no later than December 22, 2026. All such proposals should be addressed to SI-BONE, Inc., Attn: Chief Business & Legal Affairs Officer, at 471 El Camino Real, Suite 101, Santa Clara, California 95050, or if sent after July 1, 2026, at 88 W Plumeria Dr, San Jose, California 95131. However, if the 2027 annual meeting of stockholders is held before May 5, 2027 or after July 4, 2027, then your proposal must be submitted in writing and received by our Secretary a reasonable time before we begin to print and send our proxy materials.

SI-BONE, Inc.	4	2026 Proxy Statement

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your proposal must be submitted in writing and received by our Secretary no earlier than the close of business on February 4, 2027 and no later than the close of business on March 6, 2027. All such proposals should be addressed to SI-BONE, Inc., Attn: Chief Business & Legal Affairs Officer, at 88 W Plumeria Dr, San Jose, California 95131. However, if the 2027 annual meeting of stockholders is held before May 5, 2027, or after July 4, 2027, then your proposal must be submitted in writing and received by our Secretary no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027. However, if the 2027 annual meeting of the stockholders is held before May 5, 2027, or after July 4, 2027, for your notice to be timely, it must be so received by our Secretary by the later of sixty (60) days prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made.
Stockholders wishing to make stockholder proposals or nominations for directors should consult our bylaws and Rule 14a-19 under the Exchange Act, which contain additional requirements and information regarding these matters.
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (a) with respect to the proposal to elect directors, votes “For,” votes “Withheld,” and broker non-votes; (b) with respect to the ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, votes “For”, votes “Against,” and abstentions; (c) with respect to the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, votes “For”, votes “Against,” abstentions, and broker non-votes; and (d) for any other proposals, votes “For”, votes “Against,” abstentions and, if applicable, broker non-votes.
Abstentions will be counted towards the vote total for each of Proposals No. 2 and No. 3 and will have the same effect as “Against” votes. Broker non-votes on Proposals No. 1 and No. 3 will have no effect and will not be counted towards the vote total for any of those proposals. As Proposal No. 2 is a “routine” matter we do not expect there to be any broker non-votes, but if there are broker non-votes, they will have no effect and will not be counted towards the vote total.
WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other securities intermediary cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

SI-BONE, Inc.	5	2026 Proxy Statement

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
The following table summarizes the minimum number votes needed to approve each proposal and the effect of abstentions and broker non-votes.

	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of the Board of Directors’ two nominees for director to serve until the 2029 Annual Meeting of Stockholders or until their successors are elected and qualified	The two nominees receiving the most “For” votes will be elected; “Withheld” votes will have no effect.	Not applicable	No effect

2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter.	Against	Not applicable

3	Advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this proxy statement	“For” votes from the holders of a majority of shares present via webcast or represented by proxy and entitled to vote on the matter.	Against	No effect

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting via webcast or represented by proxy. On the record date, there were 44,243,715 shares outstanding and entitled to vote. Thus, the holders of 22,121,858 shares must be present at the meeting via webcast or represented by proxy to have a quorum.
If you are a stockholder of record your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other securities intermediary) or if you vote via webcast at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting via webcast or represented by proxy may adjourn the meeting to another date.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?
The proxy statement and Annual Report to Stockholders are available at www.proxyvote.com.

SI-BONE, Inc.	6	2026 Proxy Statement

Proposal No. 1
Election of Directors

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board of Directors currently has eight members. There are three directors in Class II, the term of which class expires in 2026: Jeffrey W. Dunn, John G. Freund, M.D., and Gregory K. Hinckley. Each is currently a member of our Board of Directors. Mr. Dunn and Mr. Freund have been nominated for re-election as directors at the Annual Meeting. Mr. Hinckley is not standing for re-election and will therefore step down as a director and as a member of the Compensation Committee upon the expiration of his term at the conclusion of the Annual Meeting. Mr. Hinckley’s decision not to stand for re-election is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Accordingly, the size of our Board of Directors will be reduced to seven directors effective at the close of the Annual Meeting. If elected at the Annual Meeting, each of the nominees would serve until the 2029 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All eight of our current directors attended our 2025 annual meeting of stockholders.
Mr. Dunn and Mr. Freund were previously elected by our stockholders.
The following table presents, for the Class II nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their independence and position or office held, as well as their age as of April 21, 2026:

Name	Age	Position	Class

Timothy E. Davis, Jr.	56	Director[1]	I
Laura A. Francis	59	CEO	I
Jeryl L. Hilleman	68	Director	I
Jeffrey W. Dunn	71	Chairperson[2]	II
John G. Freund, M.D.	72	Director	II
Mika Nishimura	62	Director	III
Thomas A. West	62	Director	III
1.    Mr. Davis will serve as the Lead Independent Director until the conclusion of the Annual Meeting.
2.    Mr. Dunn is expected to become independent on May 1, 2026.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

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NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2029 ANNUAL MEETING

Chairperson | Age: 71 | Director Since: 2008

Jeffrey W. Dunn
Jeffrey W. Dunn has served as the Chairperson of our board of directors since our inception in April 2008 (including as Executive Chair from April 2021 to May 2023), and he served as our CEO and President for 13 years from April 2008 until April 2021. Prior to joining us, Mr. Dunn served as Chief Executive Officer of INBONE Technologies, Inc., an ankle replacement and small bone fusion medical device company, from December 2006 to April 2008, until its sale to Wright Medical Technology, Inc. in April 2008. From August 2000 to June 2006, Mr. Dunn was the Chief Executive Officer of Active Decisions, Inc., a software as a service business, until its sale to Knova Software, Inc. From December 1999 to June 2000, Mr. Dunn was the Chief Executive Officer of Velogic, Inc., an internet performance testing software company, until its sale to Keynote Systems Inc. From June 1999 to December 1999, Mr. Dunn was the Chief Executive Officer of EnterpriseLink Inc., a provider of enterprise Internet enablement software, until its sale to Merant, Inc. From November 1994 to June 1998, Mr. Dunn was Chief Executive Officer of AccelGraphics Inc., a 3D graphics system supplier, until its sale to Evans and Sutherland Computer Corporation. During his career, Mr. Dunn held executive positions with Evans and Sutherland, Cygnet Systems, Inc., Avnet, Inc. and Xerox Corporation. Mr. Dunn received a B.A. from Colgate University and an M.B.A. from Babson College.

We believe Mr. Dunn’s experience in the industry, his prior role as our President and Chief Executive Officer, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

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Director | Age: 72 | Director Since: 2013

John G. Freund, M.D.
John G. Freund, M.D., has served as a member of our Board of Directors since January 2013. Dr. Freund founded Skyline Ventures, a venture capital firm, in October 1997 and served as a Managing Director until December 2022. In 2016, Dr. Freund co-founded and was Chief Executive Officer of Arixa Pharmaceuticals, Inc. an antibiotic company, which was acquired by Pfizer in October 2020. Prior to founding Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management, a private capital investment firm. In November 1995, Dr. Freund co-founded Intuitive Surgical, Inc., a medical device company, and served on its board of directors until March 2000. From 1988 to 1994, he held various positions at Acuson Corporation, a maker of ultrasound equipment that was acquired by Siemens, most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a general partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund was at Morgan Stanley & Co., an investment banking company, where he co-founded the Healthcare Group in the Corporate Finance Department in 1983. Dr. Freund serves on the board of directors of Collegium Pharmaceuticals, Inc., a specialty pharmaceutical company, and formerly served on the board of directors of Sutro Biopharma, Inc., a biotechnology company, from 2014 to 2025. Dr. Freund also serves on the board of directors of a number of U.S. registered investment funds managed by affiliates of the Capital Group, Inc. He also previously served on the board of directors of a number of publicly traded companies, Map Pharmaceuticals, Inc., a biopharmaceutical company, MAKO Surgical Corp., a medical device company, Proteon Therapeutics, Inc., a biotechnology company, Concert Pharmaceuticals, Inc., a biopharmaceutical company and XenoPort, Inc., a biopharmaceutical company, where he served as Chairman. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. Dr. Freund received a B.A. in History from Harvard College, an M.D. from Harvard Medical School, and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

We believe Dr. Freund’s experience with medical device companies, his role in the venture capital industry, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

The Board of Directors recommends a vote IN FAVOR of each named nominee.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING

Director | Age: 56 | Director Since: 2008

Timothy E. Davis, Jr.
Timothy E. Davis, Jr. has served as a member of our Board of Directors since our inception in April 2008, and he is the chairperson of our Compensation Committee. Mr. Davis is our Lead Independent Director and will serve in such role until the conclusion of the Annual Meeting. Mr. Davis has served as President and Chief Executive Officer of BioTissue Holdings Inc., a privately held company focusing on the development and clinical application of human birth tissue-based products for the ocular clinical market, since January 2022. From February 2017 through December 2021, Mr. Davis served as President and Chief Executive Officer of Active Implants, LLC, a company that provides orthopedic implant solutions. Previously, Mr. Davis served as Chief Executive Officer of MicroPort Orthopedics, Inc. and President of the OrthoRecon Business as well as a number of executive positions for of Wright Medical Group, Inc. Prior to his operating career, Mr. Davis spent a decade in the life sciences venture capital industry with MB Venture Partners, LLC, and Vector Fund Management, LP. Mr. Davis received a B.E. degree in Biomedical Engineering from Vanderbilt University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

We believe Mr. Davis’ experience in the industry, his experience in compensation matters, and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

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CEO | Age: 59 | Director Since: 2021

Laura A. Francis
Laura A. Francis has served as our Chief Executive Officer and as a member of our Board of Directors since April 2021. Previously, she served as our Chief Operating Officer from July 2019 to April 2021, and as our Chief Financial Officer from May 2015 to April 2021. Prior to joining us, Ms. Francis was the Chief Financial Officer for Auxogyn, Inc., a women’s health company, from December 2012 to September 2014. From September 2004 to December 2012, Ms. Francis served as Vice President of Finance, Chief Financial Officer and Treasurer for Promega Corporation, a life science reagent company. From March 2002 to September 2004, Ms. Francis served as the Chief Financial Officer of Bruker BioSciences Corporation. From May 2001 to March 2002, Ms. Francis served as Chief Operating Officer and Chief Financial Officer of Nutra-Park Inc., an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was Chief Financial Officer of Hypercosm, Inc., a software company. From October 1995 to April 1999, Ms. Francis was an engagement manager with McKinsey & Company, a consulting firm. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Since February 2025, Ms. Francis has served as a member of the board of directors of Bruker BioSciences Corporation, a public life science tools and diagnostics company. From January 2019 to May 2024, Ms. Francis served as a member of the board of directors of ShockWave Medical, Inc, a medical device company, including serving as chair of its audit committee and on its compensation committee. Ms. Francis received a B.B.A. from the University of Wisconsin and an M.B.A. from Stanford University. She is a Certified Public Accountant (inactive) in the State of California.

We believe Ms. Francis’s experience in the industry, her role as our Chief Executive Officer, and her knowledge of our company enable her to make valuable contributions to our Board of Directors.

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Director | Age: 68 | Director Since: 2019

Jeryl L. Hilleman
Jeryl L. Hilleman has served as a member of our Board of Directors since December 2019, and she is the chairperson of our Audit Committee. Ms. Hilleman brings extensive experience in life sciences and served as a public company CFO for close to 20 years. Most recently, from June 2014 to November 2019, Ms. Hilleman served as the Chief Financial Officer for Intersect ENT, Inc., a commercial medical device company. Prior to Intersect ENT, Ms. Hilleman served as Chief Financial Officer of several other public healthcare companies. Ms. Hilleman has served as a member of the board of directors and the chair of the Audit Committee of NovoCure, Limited since July 2018 and as a director and chair of the board of Omada Health, Inc. since July 2018. Ms. Hilleman previously served as a member of the board of directors of HilleVax, Inc. From July 2021 to September 2025, Cutera, Inc. from July 2024 to February 2025, Minerva Neurosciences, Inc. from July 2018 to August 2024, Talis Biomedical Corporation from February 2021 to June 2022, and Xenoport, Inc. from January 2005 to July 2016. Ms. Hilleman received a B.A. in History from Brown University and an M.B.A. from the Wharton School at the University of Pennsylvania.

We believe Ms. Hilleman’s financial experience, experience with medical device companies, and her knowledge of our company enable her to make valuable contributions to our Board of Directors.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

Director | Age: 62 | Director Since: 2021

Mika Nishimura
Mika Nishimura has served as a member of our Board of Directors since March 2021, and she is the chairperson of our Nominating and Corporate Governance Committee. Since 2011, Ms. Nishimura has served as an Operational Partner with Gilde Healthcare Partners, a life-science venture fund. Ms. Nishimura has served as a board member and the chair of the Nominating and Corporate Governance Committee for Accuray, Incorporated, a radiation therapy company since August 2021, and has served as a board advisor to Tristel, plc, a UK-based company since January 2021. Since June 2022, Ms. Nishimura has served as a member of the board of directors and the Audit, Compensation, and Nominating committees, and is the chair of the Healthcare Compliance Committee of HOYA Corporation. Since June 2025, Ms. Nishimura has served as a member of the board of directors and the Compensation Committee of NEC Corporation. From 2016 to April 2020, Ms. Nishimura was Vice President, Commercialization at nVision Medical Corporation, an early clinical-stage company focused on early detection of ovarian cancer acquired by Boston Scientific. From 2011 to 2015, Ms. Nishimura was Vice President, Commercial Development at Auxogyn, which was acquired by Progyny, Inc. in 2015. Earlier in her career, Ms. Nishimura was Vice President, International Sales Operations and Marketing at ev3 Inc. Ms. Nishimura has a BA in Economics from Yale University and an MBA from Harvard Graduate School of Business Administration.

We believe that Ms. Nishimura’s experience working for medical device companies across multiple phases of commercialization will enable her to make valuable contributions to our Board of Directors.

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Director | Age: 62 | Director Since: 2024

Thomas A. West
Thomas A. West has served as a member of our Board of Directors since June 2024. From August 2022 until its acquisition by Boston Scientific in January 2026, Mr. West served as the President and CEO of Nalu Medical, Inc., a medical device company focused on developing and commercializing innovative and minimally-invasive neurostimulation solutions for chronic intractable pain. He will continue to lead the Nalu business at Boston Scientific through the integration phase. Before joining Nalu, Mr. West served from 2019 to 2022 as President, Chief Executive Officer and Director at Intersect ENT, Inc., a publicly traded medical device and drug delivery company in the sinus surgery space, that was acquired by Medtronic in May 2022. Prior to Intersect, Mr. West served as Worldwide President, Diagnostic Solutions at Hologic, Inc., a medical technology company, from 2015 to 2019. Mr. West began his healthcare career at Johnson & Johnson, where he assumed roles of increasing responsibility over a twenty-three-year tenure including Worldwide President of Strategy and Business Development for the Johnson & Johnson Family of Diabetes Solutions Companies, Division President of LifeScan North America and Division President of LifeScan Europe, Middle East and Africa. Mr. West previously served as an independent member of the Board of Directors at Inogen, Inc., a medical device company in the respiratory field, and Orthofix Medical, Inc., a medical device company in the orthopedics and spine space. He has also previously served as a member of the Board of Directors of the medical technology trade associations, AdvaMed, and Biocom California. Mr. West received a B.A. in Politics and Economics from Princeton University and an MBA from the University of Pennsylvania, Wharton School.

We believe that Mr. West’s extensive experience in the medical device industry will enable him to make valuable contributions to our Board of Directors.

Each of our current directors, other than Mr. Dunn and Ms. Francis, is independent as defined under the Nasdaq Global Market listing standards, and Mr. Dunn is expected to become independent on May 1, 2026. See “Independence of the Board of Directors” immediately below.

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Information Regarding the Board of Directors and Corporate Governance

FAMILY RELATIONSHIPS
There are no family relationships among the directors and executive officers.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with SI-BONE’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and SI-BONE, its senior management and its independent auditors, the Board of Directors has affirmatively determined that (i) the following current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Davis, Ms. Hilleman, Mr. Hinckley (who is not standing for re-election at the Annual Meeting), Ms. Nishimura, and Mr. West, and (ii) Dr. Freund, a current director as well as a nominee for director, is an independent director within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of the directors or nominees for director other than Mr. Dunn and Ms. Francis had a material or other disqualifying relationship with SI-BONE and that each of these directors is “independent” as that term is defined under the Nasdaq Global Market listing standards. Mr. Dunn is not independent given his position as our former Executive Chairperson until May 1, 2023, but he is expected to become independent on May 1, 2026. Ms. Francis is not independent given her position as our Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.
TERM OF SERVICE OF DIRECTORS
As described in Proposal No. 1 above, our directors serve for staggered three-year terms. We believe that a classified board, with a supermajority vote of our stockholders required to amend our certificate of incorporation and bylaws and thereby change this structure and/or to take other significant stockholder actions, is in the best long-term interest of our stockholders because it improves board stability and encourages long-term planning. These governance structures are also shared among a majority of our peer companies, including within our compensation peer group described below. As our company matures, we will continue to evaluate this and other decisions we have made regarding our corporate governance structures. Members of our leadership team hold regular meetings with investors and their governance representatives to discuss their views. While some stockholders have, as a matter of general application, a preference for one-year terms for directors and a simple majority vote to amend our certificate of incorporation or bylaws, we have not generally encountered significant or specific objections to the corporate governance decisions we have made.
BOARD SKILLS AND ATTRIBUTES
The following matrix provides information regarding our current directors, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board of Directors believes are most relevant to our business and industry, and which may vary from year to year. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any director does not mean such director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among our directors. Currently three of our directors (38%) are women and one of our directors (13%) represents a diverse demographic background.

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Knowledge, Skills & Experience	Davis	Dunn	Francis	Freund	Hilleman	Hinckley	Nishimura	West

Public Company CEO / CFO Experience		•	•		•	•		•
Risk Management / Healthcare Compliance	•	•	•		•		•
Human Capital Management	•	•	•			•	•	•
Medical Device Industry Knowledge	•	•	•	•			•	•
Mergers & Acquisitions	•	•	•	•	•	•	•	•
Regulatory and Clinical	•	•	•		•			•
Information Technology / Cybersecurity Oversight			•		•		•
Supply Chain Operations			•		•			•
Global Business Experience	•	•	•		•	•	•	•
BOARD LEADERSHIP STRUCTURE
Our Board of Directors is currently chaired by Mr. Dunn. Mr. Dunn served as our Executive Chairperson from April 2021, when he ceased to serve as our Chief Executive Officer, until May 2023, at which time he became non-executive Chairperson of the Board. We believe that the separation of the two roles of Chairperson of the Board and Chief Executive Officer is most beneficial in furthering SI-BONE’s ability to develop and implement strategy. In particular, in making this determination, Mr. Dunn, as our former Chief Executive Officer, will continue to have intimate knowledge of our operations, both historically and currently, which will enable him to continue to act as a bridge between management and the Board. Further, Mr. Dunn serving as Chairperson alleviates the need for Ms. Francis to take on the responsibilities of Chairperson, enabling her to focus on her responsibilities in her role as our Chief Executive Officer.
Mr. Dunn is not independent given his position as our former Executive Chairperson until May 1, 2023, and he is expected to become independent on May 1, 2026. As such, during this time, the Board of Directors believes that our stockholders have been best served by having a Lead Independent Director, who has been an integral part of our Board structure and a critical aspect of effective corporate governance. Mr. Davis has served our Lead Independent Director and will continue to serve in such role until the conclusion of the Annual Meeting. Mr. Davis has brought considerable skills and experience, as described above, to the role. Upon Mr. Dunn’s expected attainment of independence on May 1, 2026, the Board believes that the separation of the roles of the non-executive Chairperson and Chief Executive Officer, with Mr. Dunn serving as an independent Chairperson, will provide independent Board leadership, and accordingly, Mr. Davis’ Lead Independent Director role will not continue following the conclusion of the Annual Meeting.
ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT
One of the key functions of our Board of Directors is to inform oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters and cybersecurity; our Compensation Committee oversees the

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management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors, director succession planning, development of and reporting on our sustainability program, and oversight of healthcare, regulatory, and fraud and abuse compliance.
MEETINGS OF THE BOARD OF DIRECTORS
Our Board of Directors met four times during 2025. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
BOARD COMMITTEES AND MEETINGS
Our Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information during 2025 for each of the Board committees (neither Mr. Dunn nor Ms. Francis has served on any committee to date):

Name	Audit	Compensation	Nominating and Corporate Governance

Timothy E. Davis, Jr.	M	C
John G. Freund, M.D.			M
Jeryl L. Hilleman	C		M
Gregory K. Hinckley		M
Mika Nishimura			C
Thomas A. West	M	M
Total meetings in fiscal year 2025	4	6	4
C - Committee Chairperson M - Member
Following the 2026 Annual Meeting and as recommended by our Nominating and Corporate Governance Committee and approved by our Board of Directors, Mr. Dunn is expected to join the Compensation Committee as a member.
Our Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. All of these charters are available to stockholders on SI-BONE’s website at www.si-bone.com.
Below is a description of each committee of the Board of Directors.
AUDIT COMMITTEE
Our Audit Committee currently consists of Mr. Davis, Ms. Hilleman, and Mr. West, each of whom satisfies the independence requirements under the Nasdaq Global Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Ms. Hilleman. Our Board has determined that each of Mr. Davis, Ms. Hilleman, and Mr. West is “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Global Market. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include, but are not limited to:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•evaluating the qualifications, independence and performance of the independent registered public accounting firm;

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•determining the scope of the annual audit and the audit fee;
•reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•considering the adequacy of our internal controls;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes, and the annual audits of our financial statements;
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm;
•reviewing our guidelines and policies with respect to financial and information security risk management and the use of artificial intelligence impacting financial reporting and internal controls; and
•reviewing, at least annually, the Audit Committee charter and the committee’s performance.
Our Board reviews the Nasdaq listing standards’ definition of independence for Audit Committee members on an annual basis and has determined that all Audit Committee members are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
COMPENSATION COMMITTEE
Our Compensation Committee currently consists of Mr. Davis, Mr. Hinckley, and Mr. West. The chairperson of our Compensation Committee is Mr. Davis. At the conclusion of the 2026 Annual Meeting, Mr. Hinckley will cease to serve as a member of our Compensation Committee upon the expiration of his term, and as recommended by our Nominating and Corporate Governance Committee and approved by our Board of Directors, Mr. Dunn is expected to join the Compensation Committee as a member. Our Board has determined Mr. Davis, Mr. Hinckley, and Mr. West to be independent under the Nasdaq Global Market listing standards, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Mr. Dunn is not independent given his position as our former Executive Chairperson until May 1, 2023, but he is expected to become independent on May 1, 2026.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•reviewing and approving, or in the case of our Chief Executive Officer, recommending that our Board approves compensation of our executive officers;
•reviewing and recommending to our Board the compensation of our directors;
•reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
•administering our employee stock purchase and equity incentive plans;
•selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
•reviewing and establishing general policies relating to compensation and benefits of our employees; and
•reviewing our overall compensation philosophy.

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Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with the Chief Business & Legal Affairs Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm with compensation expertise relating to technology and life science companies, as its compensation consultant. The Compensation Committee requested that Compensia:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy;
•benchmark our use of equity in our compensation program against equity utilization of its peers;
•review the adequacy and appropriateness of our compensation of our independent directors and recommend annual updates to our non-employee director compensation policy; and
•perform an annual independent compensation risk assessment.
As part of its engagement, the Compensation Committee requested Compensia to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations of Compensia.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives over the course of several meetings held during the fourth quarter of the preceding year and the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of the Company’s performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the Board conducts the evaluation of her performance, which determines any adjustments to her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels

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and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2025, our Compensation Committee consisted of Mr. Davis, Mr. Hinckley, and Mr. West. None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees. During the fiscal year ended December 31, 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board of Directors or our Compensation Committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Nominating and Corporate Governance Committee currently consists of Dr. Freund, Ms. Hilleman, and Ms. Nishimura. The chairperson of our Nominating and Corporate Governance Committee is Ms. Nishimura. Our Board of Directors has determined Dr. Freund, Ms. Hilleman, and Ms. Nishimura each to be independent under the Nasdaq Global Market listing standards.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board;
•overseeing the process of evaluating the performance of our Board of Directors;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•overseeing administration of our healthcare compliance program.
The Nominating and Corporate Governance Committee believes that director candidates should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Potential director candidates are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity of skills, experience, personal background, perspective and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of potential director candidates, the Nominating and Corporate Governance Committee also determines whether they are independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential director candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of potential director candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the potential director candidates’ qualifications and then selects a candidate for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates, including the minimum criteria set forth above, based on whether or not the director candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to

SI-BONE, Inc.	20	2026 Proxy Statement

the attention of the Nominating and Corporate Governance Committee and the Chief Business & Legal Affairs Officer at 471 El Camino Real, Suite 101, Santa Clara, California 95050, or after July 1, 2026, at 88 W Plumeria Dr, San Jose, California 95131, no earlier than the 120th day prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders and no later than the 90th day prior to the upcoming Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Historically, we have not provided a formal process related to stockholder communications with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications with our directors has been excellent. Stockholders may communicate with the Board or any of our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: SI-BONE, Inc. Board Communication, at 471 El Camino Real, Suite 101, Santa Clara, California 95050, or after July 1, 2026, at 88 W Plumeria Dr, San Jose, California 95131. Any communication sent must state the number of shares owned by the stockholder making the communication. The communications will be reviewed by the Chairperson of the Board. The Chairperson of the Board will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chairperson of the Board shall discard the communication.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.si-bone.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
We have a whistleblower hotline and website where people can report violations of the Code of Business Conduct and Ethics anonymously or by name; to date we have never had a good-faith complaint alleging violations of our Code of Conduct come into the hotline.
CORPORATE GOVERNANCE GUIDELINES
In July 2018, the Board of Directors adopted, and in January 2021, December 2022, June 2023, June 2025 and December 2025 revised, our Corporate Governance Guidelines to assure that the Board has the necessary authority and policies in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including qualifications, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation, board and committee self-assessments, and our prohibition on engaging in hedging, pledging or other inherently speculative transactions in our stock. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.si-bone.com.
INSIDER TRADING POLICY
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees that is designed to promote compliance with insider trading laws, rules, and regulations, as well as procedures designed to further the foregoing purposes. From time to time, we may engage in transactions in our securities. It is our policy to comply with applicable laws and regulations relating to insider trading. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

SI-BONE, Inc.	21	2026 Proxy Statement

HEDGING AND PLEDGING PROHIBITION
As set forth in our Insider Trading Policy and Corporate Governance Guidelines, no director, employee or consultant may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.
STOCK OWNERSHIP GUIDELINES
In December 2020, the Board of Directors adopted stock ownership guidelines applicable to each of our directors and executive officers. Pursuant to these guidelines, our Chief Executive Officer is expected to own shares of our common stock with a value of at least three times his or her annual base pay, each of our executive officers other than our Chief Executive Officer is expected to own shares of our common stock with a value of at least his or her annual base salary, and each of our directors is expected to own shares of our common stock with a value of at least three times our annual retainer for independent directors for service on the Board of Directors. The guidelines provide that the applicable person has five years from the later of the adoption of this policy and the time the person becomes subject to this policy to achieve their applicable stock ownership.
CYBERSECURITY
We recognize the importance of protecting our information technology (“IT”) systems. With this in mind, we have certain IT and cybersecurity measures on both an enterprise level and on an individual employee level. We have in place various types and levels of IT and cybersecurity measures, depending on the nature of the IT system and data, which are aimed at protecting IT systems to help secure long-term value for our stockholders and other stakeholders. By way of example, these measures may include the following:
•utilization of detection and protection technologies such as endpoint detection and vulnerability and patch management programs;
•ongoing end-user security awareness training;
•security metric reporting to senior organizational leaders; and
•periodic risk assessments and maturity assessments to gauge current level of operational efficiency and effectiveness.
Our Audit Committee and senior management are responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives, and our Audit Committee is briefed at least quarterly by our senior management on cybersecurity matters. To assist our senior management and Audit Committee, we have designated specific roles for officers and other employees within our company who are responsible for and directly oversee our IT and cybersecurity measures. Among the members of our Board of Directors, two served as Chief Financial Officers having direct oversight of Information Technology / Cybersecurity functions, developed expertise in this area, and either served or still serve on the audit committees of other companies’ boards exercising cybersecurity oversight as well.
SUSTAINABILITY OVERSIGHT AND ACTIVITIES
We strive to advance the interests of all our stakeholders - including patients, healthcare professionals, employees, investors, and our communities - by operating in an ethical and sustainable way. We do this by holding true to our core values of operating with Purpose, Agility and Creativity, and as a single Team. These values are at the heart of our sustainability activities.

SI-BONE, Inc.	22	2026 Proxy Statement

Proposal No. 2
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since our inception in 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws or other governing documents nor law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote IN FAVOR of Proposal No. 2.

SI-BONE, Inc.	23	2026 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2025	2024
	(in thousands)($)

Audit Fees	1,888	1,814
Audit-related Fees	—	—
Tax Fees	—	70
All Other Fees	2	2
Total Fees	1,890	1,886
•Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and other services normally provided by PricewaterhouseCoopers LLP in connection with regulatory filings.
•Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.
•All Other Fees consist of fees for professional services other than the services reported above, including permissible consulting services.
All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. We also maintain a small standing authority for management to direct pre-approved fees, the uses of which are reviewed by the Audit Committee and the pre-approved amount of which is replenished as necessary at each meeting of the Audit Committee. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
Report of the Audit Committee of the Board of Directors
Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Jeryl L. Hilleman (Chairperson)
Timothy E. Davis, Jr.
Thomas A. West
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of SI-BONE under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SI-BONE, Inc.	24	2026 Proxy Statement

Proposal No. 3
Advisory, Non-Binding Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests, consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment. Please see the Compensation Discussion & Analysis for a description of our compensation policies and decisions.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board of Directors or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.

The Board of Directors recommends a vote IN FAVOR of Proposal No. 3.

SI-BONE, Inc.	25	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2026, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13F and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 44,201,473 shares outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC.

	Total Beneficial Ownership
Name of Beneficial Owner	Shares Owned (#)	Right to Acquire Shares Within 60 days (#)	Number of Shares Beneficially Owned (#)	Percent of Total (%)

Named Executive Officers and Directors:
Timothy E. Davis, Jr.	52,263	63,684	115,947	*
Jeffrey W. Dunn (1)	80,594	148,329	228,923	*
John G. Freund, M.D. (2)	126,393	37,963	164,356	*
Jeryl L. Hilleman	24,140	39,893	64,033	*
Gregory K. Hinckley (3)	168,978	18,826	187,804	*
Mika Nishimura	24,041	—	24,041	*
Thomas A. West	9,157	—	9,157	*
Laura A. Francis (4)	481,249	34,943	516,192	1
Anshul Maheshwari	66,229	16,316	82,545	*
Anthony J. Recupero	159,995	206,108	366,103	*
Michael A. Pisetsky	128,798	38,147	166,945	*
All executive officers and directors as a group (11 persons)	1,321,837	604,209	1,926,046	4
5% Stockholders:
First Light Asset Management LLC (5)	5,032,904	—	5,032,904	11
Blackrock, Inc. (6)	3,487,473	—	3,487,473	8
Brown Advisory Incorporated (7)	2,461,802	—	2,461,802	6
American Century Companies (8)	2,300,508	—	2,300,508	5
*Less than one percent.
1.The outstanding shares consist of (i) 80,115 shares of common stock held by Jeffrey W. Dunn as Trustee of the Jeffrey W. Dunn Living Trust Dated May 17, 2012, and (ii) 479 shares held by Mr. Dunn.
2.The outstanding shares consist of (i) 91,767 shares of common stock held by the John Freund Family Partnership IV, L.P. (the “Family Partnership”) and (ii) 34,626 shares held by Dr. Freund. Dr. Freund disclaims beneficial ownership of the shares held by the Family Partnership, except to the extent of his pecuniary interest therein.
3.The outstanding shares consist of (i) 93,375 shares of common stock held by Mr. Hinckley and (ii) 75,603 shares of common stock held by Gregory K. Hinckley and Mary C. Hinckley as Community Property with the Right of Survivorship.
4.The outstanding shares consist of (i) 351,319 shares of common stock held by the David T and Laura A Francis Joint Revocable Trust and (ii) 129,930 shares held by Ms. Francis.
5.Based on a Schedule 13F filed on February 17, 2026, reporting beneficial ownership as of December 31, 2025. First Light Asset Management LLC has sole voting power over 5,032,904. The address for First Light Asset Management LLC is 3300 Edinborough Way, Suite 201, EDINA, Minnesota 55435.

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6.Based on a Schedule 13F filed on February 12, 2026, reporting beneficial ownership as of December 31, 2025. Blackrock, Inc. has sole voting power over 3,404,096 of these shares and no voting power over 83,377 of these shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.
7.Based on a Schedule 13F filed on February 13, 2026, reporting beneficial ownership as of December 31, 2025. Brown Advisory Incorporated has sole voting power over 2,461,802 of these shares. The address for Brown Advisory Incorporated is 901 South Bond Street, Suite 400, Baltimore, Maryland 21231.
8.Based on a Schedule 13F filed on February 13, 2026, reporting beneficial ownership as of December 31, 2025. American Century Companies, Inc. has sole voting power over 1,983,285 of these shares and shared voting power over 317,223 of these shares. The address for American Century Companies, Inc. is 4500 Main Street, Kansas City, Missouri 64111.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act (Section 16(a)) requires our directors and executive officers (as defined under Section 16(a)), and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on a review of such reports filed electronically with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely, with the exception of one Form 4 that was inadvertently filed late by Jeffrey W. Dunn due to an administrative oversight, reporting an option exercise, same day sale and 10b5-1 trading plan sale on December 8, 2025.

SI-BONE, Inc.	27	2026 Proxy Statement

Management

The following table sets forth certain information with respect to our executive officers as of April 21, 2026.

Name	Age	Position

Laura A. Francis	59	Chief Executive Officer
Anshul Maheshwari	46	Chief Operating Officer & Chief Financial Officer
Michael A. Pisetsky	48	Chief Business & Legal Affairs Officer
For Ms. Francis’s biography, see “Proposal No. 1 - Election of Directors” above.
Anshul Maheshwari has served as our Chief Financial Officer since April 2021, and additionally as our Chief Operating Officer since February 2026. In this role, Mr. Maheshwari oversees our Finance, Operations. Information Technology and Program Management organizations. Prior to joining us, Mr. Maheshwari was Vice President of Finance, Head of Investor Relations and Treasurer at Varian Medical Systems, where he was responsible for and led finance transformation and built finance infrastructure to support growth for a leading, global cancer platform, from June 2018 to April 2021. In April 2013, Mr. Maheshwari joined Bechtel Corporation, the largest U.S.-headquartered engineering and construction company, initially as Manager of Investments and was promoted in June 2014 to Assistant Treasurer responsible for a centralized team managing banking and capital markets, investments, cash management and foreign exchange operations before departing Bechtel in June 2018. From November 2004 to March 2013, Mr. Maheshwari held various roles in Corporate and Investment Banking at Bank of America Merrill Lynch. Mr. Maheshwari received his BCom from H.R. College of Commerce and his M.B.A. from Boston College, Carroll Graduate School of Management.
Michael A. Pisetsky has served as our Chief Business & Legal Affairs Officer since April 2023. In this role, Mr. Pisetsky oversees our Legal, Compliance, Business Development, Market Access & Reimbursement and People & Culture organizations, and is a member of the Company’s Senior Leadership Team. He also serves as the chief advisor on all legal, transactional, and administrative matters to the management team and board of directors. Prior to this role, Mr. Pisetsky held increasingly senior management roles with the company, including most recently serving as the Company’s General Counsel and Chief Compliance Officer since March 2015. Prior to joining us, Mr. Pisetsky was an attorney in the Business Department at Cooley LLP in Palo Alto and practiced law independently for several years as well. Mr. Pisetsky received his B.A. from Harvard College and his J.D. and M.B.A. from Duke University.

SI-BONE, Inc.	28	2026 Proxy Statement

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS
This material is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for fiscal 2025. It also explains how we determined the material elements of compensation for our principal executive officer and our other two executive officers as of the end of fiscal 2025, and who we refer to as our “Named Executive Officers.” For 2025, our Named Executive Officers were:
•Laura A. Francis, our Chief Executive Officer (our “CEO”);
•Anshul Maheshwari, our Chief Operating Officer & Chief Financial Officer;
•Michael A. Pisetsky, our Chief Business & Legal Affairs Officer; and
•Anthony J. Recupero, our former President, Commercial Operations.
Effective February 15, 2026, Mr. Recupero retired and was succeeded by Nikolas Kerr as Chief Commercial Officer.
We provide an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) and, in the case of our Chief Executive Officer, our Board of Directors after receiving the recommendation of our Compensation Committee, arrived at the specific compensation decisions for our Named Executive Officers in 2025.
OVERVIEW
We are a leader in developing innovative procedural solutions for compromised bone, grounded in expertise in biomechanical design and anatomy-specific innovation. As pioneers of minimally invasive treatment for sacroiliac joint dysfunction and degeneration, we have developed a deep competency in addressing the challenges of low-density bone in the sacrum. With our additive manufacturing, or 3D-printing, experience developed in sacroiliac fusion, we have established a technology platform that now extends to meet critical unmet needs in thoracolumbar fixation and fusion and pelvic trauma. Our products include a series of patented titanium implants, and the instruments used to implant them, as well as implantable bone products. Since launching our first generation iFuse in 2009, we have launched multiple implant product lines, including iFuse-3D in 2017, iFuse TORQ in 2021, iFuse Bedrock Granite in 2022, and iFuse INTRA and iFuse TORQ TNT in 2024. In the United States, iFuse, iFuse-3D, iFuse TORQ and iFuse Bedrock Granite have clearances for applications in sacroiliac joint dysfunction, adult spinal deformity and pelvic trauma. iFuse TORQ TNT has clearances for applications in pelvic trauma and sacroiliac joint dysfunction. We market our products primarily with a direct sales force as well as a number of third-party sales agents in the United States, and with a combination of a direct sales force, and sales agents and resellers in other countries.
2025 Business Highlights
2025 was a strong year for us in many critical areas of performance, including continued revenue growth, record growth in our active surgeon base and improving operating leverage.
•Achieved worldwide revenue of $200.9 million, representing an annual increase of ~20%;
•Over 2,400 U.S. physicians performed nearly 22,000 procedures;
•Surpassed 140,000 procedures performed by physicians worldwide since inception;
•Net loss of $18.9 million, representing an annual improvement of ~39%;
•Delivered positive Adjusted EBITDA2 of $8.9 million, as compared to a loss of $5.1 million in 2024;
•Exited the year with a solid balance sheet with $147.8 million in cash and equivalents;
•Launched iFuse TORQ across Europe; and
2 To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. For a full reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated in accordance with GAAP, see Appendix A to this proxy statement.

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•Granted New Technology Add-On Payment effective October 1, 2025, providing incremental reimbursement to hospitals for eligible inpatient procedures using iFuse TORQ TNT.
2025 Executive Compensation Highlights
Our approach to executive compensation in 2025 reflected our measured approach to attracting, retaining, and incentivizing key members of our management team, and aligning their interests with our stockholders. Our overall compensation program consists of three components: base salary, annual cash incentive bonus, and long-term equity incentive compensation. Following are highlights of key compensation actions that were taken with respect to our Named Executive Officers for 2025:
•Base Salaries. At the beginning of 2025, after considering our compensation philosophy and the competitive market environment, we provided: Ms. Francis with a 5% increase in base salary, Mr. Maheshwari with a 4% increase in base salary, Mr. Recupero with 3% increase in base salary, and Mr. Pisetsky with 4% increase in base salary, as further described in “Base Salary” below.
•Annual Cash Bonuses. Our annual cash bonus program in 2025 was based on the achievement of financial goals – Revenue Growth and Adjusted EBITDA – and operational metrics. For 2025, our Compensation Committee made the determination to increase the annual cash incentive targets as a percentage of base salary for Ms. Francis from 90% to 100%, for Mr. Maheshwari from 55% to 60%, and for Mr. Pisetsky from 45% to 50%. No changes were made for Mr. Recupero. Based on achievement against our 2025 targets, the actual cash incentive compensation payments made to our Named Executive Officers for 2025 represented 106.5% of their target cash bonus opportunities. Details of this program appear in “Annual Cash Bonuses” below.
•Long-Term Equity Incentive Compensation. For 2025, we granted a combination of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to our Named Executive Officers. Ms. Francis’ 2025 equity grants were issued 50% as RSUs and 50% as PSUs; Messrs. Maheshwari, Recupero, and Pisetsky’s 2025 equity grants were issued 75% as RSUs and 25% as PSUs. RSU grants serve to align the interests of management and our stockholders and act as an important retention mechanism, and PSUs, which are based on a combination of financial performance metrics and SI-BONE’s total shareholder return relative to a group of industry peers, reinforce both operational execution and stockholder value creation. These programs are detailed in “Long-Term Incentive Compensation” below.
SAY-ON-PAY VOTE RESULTS
At our Annual Meeting of stockholders in June 2025, our stockholders had the opportunity to cast an annual advisory vote on the compensation of our Named Executive Officers (commonly known as a “say-on-pay” vote). Approximately 98.3% of the votes cast on the proposal approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in last year’s proxy statement. Although the vote is non-binding, our Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices. The Compensation Committee believes that our voting results reflect our efforts to properly align pay with performance while also aligning management and stockholder interests. We value the opinions of our stockholders, and our Compensation Committee and Board of Directors will continue to consider the outcome of future

SI-BONE, Inc.	30	2026 Proxy Statement

advisory votes, including the say-on-pay vote which will take place at the Annual Meeting, when making compensation decisions for the Named Executive Officers.
Stockholder Engagement on Executive Compensation
During 2025, we reached out to holders of 73% of our outstanding common stock across 22 firms, seeking to engage with them on executive compensation and other governance topics.
We found these discussions to be extremely useful and received valuable feedback on our executive compensation program. In response to this feedback, we took the following actions:
•We increased the weight of Adjusted EBITDA goals in our compensation program by introducing financial metric-based PSUs for the CEO.
•We are continuing to exercise discipline around our equity burn rate.
We intend to continue to initiate dialogue with our stockholders on executive compensation and other governance topics. In addition, we welcome stockholder communication with the Board of Directors through the channels set forth in this proxy statement.
Pay-for-Performance Alignment
We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, and retaining a talented leadership team and appropriately rewarding them for their contributions to the business. Our 2025 executive compensation program was heavily weighted towards “at-risk” compensation:
•Cash incentive opportunities under the annual bonus plan would have value only to the extent that we achieved certain predetermined financial and operational performance goals;
•The value of the PSUs depends on our total shareholder return relative to that of a group of industry peers over one, two, and three-year performance periods and our financial performance metrics, including revenue and adjusted EBITDA.
•The value of both RSUs and PSUs depends on our operational execution and success in building and sustaining long-term shareholder value.
The following charts illustrate the target pay mix for our Chief Executive Officer and our other Named Executive Officers in 2025:

Chief Executive Officer Target Pay Mix for 2025
Base Salary, 13%
Annual Target Bonus, 13%
Long-Term Equity Incentive Compensation, 75%

All Other NEOs Average Target Pay Mix for 2025

Base Salary, 23%
Annual Target Bonus, 14%
Long-Term Equity Incentive Compensation, 63%

The percentages in the charts above represent the target compensation for our CEO and the average target compensation for our other Named Executive Officers for 2025.

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Governance Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2025, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do		What We Don’t Do

✓	Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation programs	✗	No pension plans or Supplemental Executive Retirement Plans

✓	Significant portion of compensation for Named Executive Officers is “at-risk” based on company performance (financial & stock price)	✗	No hedging or pledging of our securities

✓	Provide compensation mix that more heavily weights variable pay and long-term equity	✗	No excise tax gross-up upon a change of control

✓	Stock ownership requirements apply to all Named Executive Officers and non-employee directors	✗	No significant perquisites to our Named Executive Officers

✓	An independent compensation consultant advises the Compensation Committee	✗	No single-trigger equity acceleration or excessive severance benefits

✓	Annually assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs

✓	Maintain a fully independent Compensation Committee

✓	Maintain a clawback policy that provides for the recoupment of incentive compensation in the case of a financial restatement

✓	Our Board of Directors maintains a robust succession strategy

COMPENSATION PHILOSOPHY AND GUIDING PRINCIPLES
We have designed our executive compensation program to reward our Named Executive Officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive environment in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the Compensation Committee considers all of the factors in its deliberations, it places no formal weighting on any one factor.
As we continue to grow, the Compensation Committee evaluates our compensation philosophy and program objectives as circumstances require. At a minimum, the Compensation Committee reviews executive compensation annually.

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COMPENSATION-SETTING PROCESS
Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our Named Executive Officers (recommends to our Board of Directors in the case of our CEO). The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our Named Executive Officers. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our Company website at https://investor.si-bone.com/corporate-governance/governance-highlights.
At the beginning of each year, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions (i) are properly coordinated, (ii) are aligned with our mission, vision, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at our peer companies. Following this assessment, the Compensation Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.
The factors considered by the Compensation Committee in determining the compensation of our Named Executive Officers for 2025 (or recommending to the Board of Directors in the case of our CEO) included:
•the recommendations of our CEO (except with respect to her own compensation) as described below;
•our corporate growth and other elements of financial performance;
•our corporate achievements against one or more short-term and long-term performance objectives;
•the individual performance of each Named Executive Officer against his or her management objectives;
•a review of the relevant competitive market data and executive retention analysis as prepared by its compensation consultant (as described below);
•the expected future contribution of the individual Named Executive Officer;
•historical compensation awards we have made to our Named Executive Officers; and
•internal pay equity based on the impact on our business and performance.
The Compensation Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of the company, knowledge of each Named Executive Officer, knowledge of the competitive market, and business judgment.
As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding recommending to the Board of Directors her base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. Our CEO is not present during any of the deliberations regarding her compensation, and no Named Executive Officer is present during any deliberations regarding their compensation.
Role of Our CEO
Our CEO works closely with the Compensation Committee in determining the compensation of our other senior executives, including our other Named Executive Officers. Typically, our CEO works with the Compensation Committee to recommend the structure of the annual bonus plan, to identify and develop corporate performance objectives for such plan, and to evaluate actual performance against the selected measures. At the beginning of each year, our CEO reviews the performance of our other senior executives for the previous year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation. Using her subjective evaluation of each senior executive’s performance and taking into consideration historical compensation awards to our senior executives and our corporate performance during the preceding year, these recommendations concern base salary adjustments, target annual cash bonus opportunities, and long-term incentives in the form of equity awards for each of our senior executives (other than herself) based on our results, the individual executive’s contribution to these results, and his or her performance toward achieving his or her individual performance goals. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target total direct compensation of each senior executive (other than our CEO), as well as each individual compensation element.

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While the Compensation Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our senior executives. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our senior executives.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee.
In 2025, pursuant to this authority, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Compensia in 2025 were as follows:
•Reviewed and updated the compensation peer group;
•Provided advice with respect to compensation best practices and market trends;
•Conducted an analysis of the levels of overall compensation and each element of compensation for our Named Executive Officers and for the members of our Board of Directors; and
•Provided ad hoc advice and support on compensation and governance topics throughout the year.
Representatives of Compensia attend meetings of the Compensation Committee as requested and communicate with the Compensation Committee outside of meetings. Compensia reports to the Compensation Committee rather than to management, although Compensia may meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Compensation Committee. During 2025, Compensia met with various executive officers to collect data and obtain managements’ perspective on various executive compensation proposals.
The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.
The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the Nasdaq Stock Market, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.
Competitive Positioning
Given our unique business profile, history, and market competitors, the Compensation Committee believes that the competitive market for executive talent includes primarily medical device and equipment companies and, to a lesser extent, the broader healthcare sector. Accordingly, it develops a compensation peer group to contain a carefully selected cross-section of such public companies with revenues and market capitalizations that are similar to ours, using factors described below. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations. This peer group data is supplemented with executive compensation survey data representing public medical device, technology, and life sciences companies that are of similar size to SI-BONE, as well as market trends and best practices in executive compensation and the judgment of the Compensation Committee members. Other important factors taken into consideration when determining executive pay levels include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.

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2025 Compensation Peer Group
In September 2024, the Compensation Committee, with the assistance of Compensia, approved the following target criteria for determining the composition of our peer group for purposes of evaluating the compensation of our Named Executive Officers for 2025.
•Revenue: 0.4x to 2.5x our revenue
•Market capitalization: 0.25x to 4.0x our market capitalization
•Industry: medical device and equipment
•Location: public companies headquartered in the United States
Accordingly, the following 18 companies were selected by the Compensation Committee as the defined peer group for purposes of 2025 executive compensation decisions:

Alphatec Holdings, Inc.	OrthoPediatrics Corp.	Silk Road Medical, Inc.
Artivion, Inc.	Paragon 28, Inc.	STAAR Surgical Company
Axogen, Inc.	PROCEPT BioRobotics Corporation	Tactile Systems Technology, Inc.
Cerus Corporation	Pulmonx Corporation	Treace Medical Concepts, Inc.
LeMaitre Vascular, Inc.	RxSight, Inc.	Vericel Corporation
Orthofix Medical Inc.	Sight Sciences, Inc.	Zynex, Inc.
The Compensation Committee reviews the compensation peer group on an annual basis and adjusts the company composition as needed based on the current financial profile and business focus of the included companies relative to SI-BONE. As part of its process for developing our 2025 peer group, the Compensation Committee made the following changes to our 2024 peer group:
•Removed Cutera, Nevro and Glaukos due to their revenue and/or market capitalization.
•Added Artivion, Tactile Systems Technology, and Vericel based on the criteria above.
COMPENSATION ELEMENTS
The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentives in the form of equity awards as described below:

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Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions
Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position

Annual cash bonuses	Achievement of pre-established corporate performance objectives for 2025	Motivates executive officers to achieve or exceed our corporate and financial short-term goals that are aligned with stockholders’ interests
Long-term incentives/equity awards
Achievement of long-term performance objectives, including total stockholder return and annual financial performance (Revenue Growth and Adjusted EBITDA), as well as continued service through time-based vesting.

Annual equity awards provide a variable “at risk” pay opportunity. RSUs vest over four years and PSUs vest over three years subject to meeting established total shareholder return (“TSR”) performance criteria and certain financial metrics.
Because the ultimate value of these equity awards is directly related to the market price of our common stock, and the awards are only earned over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value

Our Named Executive Officers also participate in the standard employee benefit plans available to most of our employees. In addition, our Named Executive Officers are eligible for modest post-employment (severance and change in control) payments and benefits under certain circumstances.
Each of these compensation elements is discussed in detail below, including a description of the particular element, how it fits into our overall executive compensation program, and summary of the amounts of compensation paid to our Named Executive Officers in 2025 under each of these elements.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our Named Executive Officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.
Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers.
Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers annually and makes adjustments to base salaries (recommends to our Board of Directors in the case of our CEO) as it determines to be necessary or appropriate.
In 2025, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to her own base salary), as well as the other factors described above. Following this review, the Compensation Committee set (recommended to our Board of Directors in the case of our CEO) the base salaries of our executive officers at levels that it believed were appropriate to maintain their competitiveness.
The base salaries of our Named Executive Officers established at the beginning of 2025 were as follows:

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	Percentage Adjustment (%)

Laura A. Francis	652,000	685,000	5
Anshul Maheshwari	477,565	496,668(1)	4
Anthony J. Recupero	486,000	500,580	3
Michael A. Pisetsky	474,430	493,407	4
1.Mr. Maheshwari received an additional 4.5% increase to $477,565, in August 2024 to reflect expanded responsibilities. For 2025, his base salary was increased 4% to $496,668.

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The actual base salaries earned by our Named Executive Officers during 2025 are set forth in the “2025 Summary Compensation Table” below.
Annual Cash Bonuses
We use annual bonuses to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.
Typically, the Compensation Committee establishes (recommends to our Board of Directors in the case of our CEO) cash bonus opportunities pursuant to a formal cash bonus plan that measures and rewards our executive officers for our actual corporate performance over the fiscal year. The cash bonus plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses (or no bonuses) when we do not achieve these objectives.
In January 2025, the Compensation Committee determined to award (recommend to our Board of Directors in the case of our CEO) cash bonus opportunities to our Named Executive Officers, pursuant to the cash bonus plan for 2025. The Compensation Committee has the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our executive officers. The Compensation Committee may also, in its sole discretion, increase, reduce, or eliminate a participant’s actual bonus payment.
Target Bonus Opportunities
The 2025 target annual cash bonus opportunities for each of our Named Executive Officers under the 2025 cash bonus plan, expressed as a percentage of his or her annual base salary, were as follows:

Named Executive Officer	2025 Base Salary ($)	2025 Target Bonus Percentage (%)	Total 2025 Target Bonus Opportunity ($)

Laura A. Francis	685,000	100	685,000
Anshul Maheshwari	496,668	60	298,001
Anthony J. Recupero	500,580	75	375,435
Michael A. Pisetsky	493,407	50	246,704
The target annual cash bonus opportunities of our executive officers, including the Named Executive Officers, were driven entirely by achievement of corporate financial and operational objectives. The Compensation Committee determined this allocation to be appropriate to focus our executive officers on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities.
Corporate Performance Objectives
For purposes of the 2025 cash bonus plan, the Compensation Committee selected the following as the corporate performance measures, all of which are measured over the 2025 fiscal year performance period:
•Revenue Growth, weighted 40%;
•Adjusted EBITDA, weighted 25%;
•New product milestones ((i) Product 1 510(k) submission (weighted 10%), (ii) Product 2 510(k) submission or First in Patient use (“FIP”) (weighted 10%), and (iii) Product 3 FIP (weighted 5%)); and
•People and culture metric weighted 10% based on achievement to a retention rate target.
In addition, the 2025 cash bonus plan provided an upside opportunity of 5% of target bonus if the Company’s employee engagement score, based on the average results of two surveys administered through the Energage platform during 2025, increases by at least two percentage points year-over-year. Engagement performance is measured in percentage points, not percentage change. This engagement component operates solely as a positive modifier and does not reduce payouts if the target is not achieved.

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The Compensation Committee believed these performance measures were appropriate for our business because they provide a balance between generating revenue, managing our expenses, and growing our business, which it believes most directly influence long-term stockholder value. At the same time, the Compensation Committee established target performance levels for each of these measures at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.
Potential payouts under the 2025 cash bonus plan range from 0% if the threshold performance level is not met, 80% of target at threshold performance, 125% of target for upper performance, and, for revenue growth, 150% of target for maximum performance. The actual bonus payouts under the 2025 cash bonus plan with respect to each corporate performance measure are determined independently. For 2025, the threshold, target, upper and maximum levels of achievement for each corporate performance measure, were as follows.

Corporate Performance Measure	Weight	Threshold Performance Level	Target Performance Level	Upper Performance Level	Maximum Performance Level

Revenue Growth	40%	16%	19%	22%	25%
Adjusted EBITDA	25%	$0M	$2M	$4M
Product 1 510(k) submission	10%	Dec	Nov	Oct
Product 2 510(k) submission or FIP	10%	Nov - 510(k) submission	Oct - 510(k) submission	Dec FIP
Product 3 FIP	5%	Dec	Nov	Oct
Retention rate		89%	90%	91%
In addition, the 2025 cash bonus plan provided an upside opportunity of 5% of target bonus if the Company’s employee engagement score, based on the average results of two surveys administered through the Energage platform during 2025, increases by at least two percentage points year-over-year.
Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. In the event of actual Revenue Growth or Adjusted EBITDA performance between the threshold and target, and target and maximum performance levels, the payment amount was to be calculated between each designated segment on a linear basis.
2025 Performance Results and Bonus Decisions
In January 2026, the Compensation Committee approved (recommended to our Board of Directors in the case of our CEO) our actual achievement with respect to the corporate performance objectives under the 2025 cash bonus plan as follows:

Corporate Performance Measure	Weight (%)	Actual Achievement	Achievement Payout Level (%)	Bonus Contribution (%)

Revenue Growth	40	20.2%	110	44.0
Adjusted EBITDA	25	$8.9M	125	31.2
Product 1 510(k) submission	10	Oct	125	12.5
Product 2 510(k) submission or FIP	10	—	—	—
Product 3 FIP	5	Oct	125	6.3
Retention rate	10	92%	125	12.5
			Total	106.5

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The Compensation Committee determined that, (i) based on our actual performance with respect to each corporate performance measure, the corporate performance objectives had been achieved, in the aggregate, at a level resulting in payout of 106.5% of target and (ii) based on our actual performance with respect to the employee engagement score component, the target engagement performance had not been achieved. Accordingly, the Compensation Committee (our Board of Directors in the case of our CEO) approved bonus payments as follows for our Named Executive Officers:

Named Executive Officer	Target Annual Cash Bonus Opportunity ($)	Bonus Achievement Percentage (%)	Actual Annual Cash Bonus Payment ($)

Laura A. Francis	685,000	106.5	729,525
Anshul Maheshwari	298,001	106.5	317,371
Anthony J. Recupero	375,435	106.5	399,838
Michael A. Pisetsky	246,704	106.5	262,739
The actual annual cash bonuses paid to our Named Executive Officers for 2025 are also set forth in the “2025 Summary Compensation Table” below.
Long-Term Incentive Compensation
We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the company and to share in the potential appreciation of the value of our common stock. The Compensation Committee views equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our common stock underlying these awards are ever earned or vested. The Compensation Committee further believes these awards enable us to attract and retain key talent in our industry and align our executive officers’ interests with the long-term interests of our stockholders.
Generally, in determining the size of the equity awards granted to our executive officers, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to her own equity awards), and other factors, including the comparative awards granted to similar positions at our peer companies, the performance and expected performance of the executive officer, the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives, overall market data, and information provided by our compensation consultant. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
In February 2025, the Compensation Committee (our Board of Directors in the case of our CEO) granted PSU awards and RSU awards to our Named Executive Officers. The PSUs granted to Ms. Francis are weighted 75% based on relative total shareholder return (“TSR”) and 25% based on financial performance metrics, while the PSUs granted to Messrs. Maheshwari, Recupero, and Pisetsky are 100% based on relative TSR. The Compensation Committee determined Ms. Francis’ 2025 long-term incentive mix would be 50% PSUs and 50% RSUs, and Messrs. Maheshwari, Recupero, and Pisetsky’s mix would be 25% PSUs and 75% RSUs. The Compensation Committee determined the mix of RSUs and PSUs for each of our Named Executive Officers with reference to market norms and predominant practices among our peer companies. The equity awards granted to our Named Executive Officers in 2025 were as follows:

Named Executive Officer	Number of RSUs (#)	Target Number of Financial-based PSUs (#)	Target Number of Relative TSR PSUs (#)	Total Target Value(1) ($)

Laura A. Francis	122,315	30,579	91,736	4,099,999
Anshul Maheshwari	71,599	—	23,866	1,599,993
Anthony J. Recupero	55,937	—	18,646	1,250,011
Michael A. Pisetsky	58,174	—	19,391	1,299,989
1.The amounts reported in this column represent the target value of equity awards made in 2025. The target value assumes the payout of the PSU component at Target or 100%. This differs from the aggregate grant date fair value of awards as computed in accordance with FASB ASC 718 and reported in the “2025 Summary Compensation Table” below. Target values were converted to shares using our stock price of $16.76 as of January 31, 2025.

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Relative TSR PSUs
The relative TSR PSU awards are designed to be earned based on our TSR as compared to a group of industry peers in equal tranches over one-, two-, and three-year performance periods. In each period, the target performance is the median of the industry peer group. A maximum payout of 200% of target is earned if the company’s performance exceeds the industry group median by 50 percentage points or more; no payout is earned if the company’s performance trails the industry group median by 50 percentage points or more.

Achievement Level	Performance (Points vs. 50th Percentile Company)	Payout (% of Target)

Maximum	≥ +50 Points	200
Target	Equal to 50th percentile company	100
Threshold	-50 Points	—
The PSUs granted to our Named Executive Officers in February 2025 include interim payout opportunities after the end of the first and second years of the three-year performance period. The first interim payout opportunity is capped at one-third of the target level payout for the PSUs, while up to 200% of the target shares associated with the second-year performance period may be earned following that performance period, based on relative TSR performance and continued service through the end of the relevant year. Up to 200% of the total target shares under the whole award may be earned after the conclusion of the three-year performance period based on relative TSR performance through the end of the three-year performance period, less any shares previously earned and paid out for the first and second interim periods.
The group of relative TSR industry peers was selected using objective criteria determined in advance of the start of the performance period. For 2025, the Compensation Committee determined to include constituents of the S&P Healthcare Equipment Select Index and other executive compensation peers with market cap between ~0.25x and ~4.0x SI-BONE.
The RSU awards granted to our Named Executive Officers in February 2025 are subject to a time-based vesting requirement providing that these awards are to vest quarterly over four years, subject to the continued service of the applicable Named Executive Officers on each such vesting date.

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Financial PSUs
Beginning in 2025, the Compensation Committee introduced Financial PSUs in CEO compensation to complement the existing TSR-based awards. While relative TSR awards provide strong alignment with stockholder returns and external market performance, the Committee determined that incorporating internal financial performance measures would further strengthen the Company’s pay-for-performance framework.
Revenue Growth and Adjusted EBITDA were selected as performance metrics because they represent critical indicators of operational execution, strategic progress, and long-term value creation. By incorporating these metrics into the LTI program, the Committee enhanced the direct linkage between executive compensation and the Company’s annual financial performance.
The Committee believes that combining relative TSR and financial performance measures creates a balanced incentive structure that rewards both external market outperformance and internal execution against strategic financial objectives.
Design
Financial PSUs are earned based on achievement of pre-established Revenue Growth goal (60% weighting) and Adjusted EBITDA goal (40% weighting) for the applicable fiscal year. Performance is measured over a single one-year performance period. Payout opportunities range from 0% to 200% of target:

Achievement Level	Performance	Payout (% of Target)

Maximum	At or above maximum goals	200
Target	Target goals achieved	100
Threshold	Minimum goals achieved	50
Below Threshold	Below minimum goals achieved	—
Although the financial performance period is one year, the awards are structured to promote sustained alignment and retention. Following certification of results by the Compensation Committee:
•33% of earned shares vest shortly after the first quarterly vest date following certification; and
•The remaining 67% vest in equal quarterly installments over the subsequent two years, subject to continued service.
•This structure results in a total three-year vesting horizon and ensures continued stockholder alignment beyond the one-year performance period.
Earned Relative TSR PSU Awards
As noted above, the PSUs granted to our Named Executive Officers in 2025 include an interim payout opportunity after the end of the first and second years of the three-year performance period. Shares associated with the one-year performance period (one-third of total shares) are capped at the target level payout, while shares associated with the two-year performance period (one-third of total shares) may be earned at up to 200% of the target level payout, based on relative TSR performance and continued service through the end of each applicable year.
For the first year covered by the PSUs granted to our Named Executive Officers in 2025, we outperformed on a TSR basis the median issuer in our designated TSR industry peer group, resulting in payouts of 100% of target. For the second year covered by the PSUs granted to our Named Executive Officers in 2024, we outperformed on a TSR basis the median issuer in our designated TSR industry peer group, resulting in payouts of 111% of target. For the third year covered by the PSUs granted to our Named Executive Officers in 2023, we outperformed on a TSR basis the median issuer in our designated TSR industry peer group, resulting in payouts of 199% of target.

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	Award Tranche	SI-BONE TSR Performance vs. Median	Tranche Payout (% of Target)	Shares Released

Laura Francis	FY25 Tranche 1	+43 Points	100	30,579
	FY24 Tranche 2	+5 Points	111	37,099
	FY23 Tranche 3	+49 Points	199	83,533
Anshul Maheshwari	FY25 Tranche 1	+43 Points	100	7,955
	FY24 Tranche 2	+5 Points	111	6,266
	FY23 Tranche 3	+49 Points	199	22,781
Anthony Recupero	FY25 Tranche 1	+43 Points	100	6,215
	FY24 Tranche 2	+5 Points	111	6,266
	FY23 Tranche 3	+49 Points	199	22,781
Michael A. Pisetsky	FY25 Tranche 1	+43 Points	100	6,464
	FY24 Tranche 2	+5 Points	111	5,013
	FY23 Tranche 3	+49 Points	199	22,781
2025 Financial PSU Results
Earned Financial PSUs
For fiscal year 2025, performance under the FPSUs was certified by the Compensation Committee as follows:
•Revenue Growth (60% weighting) was achieved at 120% of target, resulting in a weighted contribution of 72%; and
•Adjusted EBITDA (40% weighting) was achieved at 200% of target, resulting in a weighted contribution of 80%.
Based on this performance, the overall achievement level for the 2025 FPSUs was 152% of target.
Accordingly, the Chief Executive Officer earned 46,480 shares, representing 152% of the 30,579 target shares granted (subject to continued service-based vesting as described above).
Actual fiscal year 2025 results were:
•Revenue of $200.9 million; and
•Adjusted EBITDA of $8.9 million.
Consistent with the award structure, 33% of the earned shares vested following certification of performance, with the remaining shares vesting in equal quarterly installments over the subsequent two years, subject to continued service.
EMPLOYMENT ARRANGEMENTS
We have offer letters with each of our Named Executive Officers. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, including in some cases severance benefits on a qualifying termination of employment. Any severance provisions of the Named Executive Officers’ offer letters were superseded by the SI-BONE, Inc. Severance Benefit Plan (the “Severance Plan”) . In addition, each of our executive officers has executed our standard proprietary information and inventions agreement.
Welfare and Health Benefits
We provide medical and life insurance benefits to our Named Executive Officers, on the same basis as all of our full-time employees, and therefore are excluded from the Summary Compensation table. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, a basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers. We do not offer our employees a non-qualified deferred compensation plan or pension plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.

SI-BONE, Inc.	42	2026 Proxy Statement

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2025, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for such Named Executive Officer.
Severance and Change in Control Benefits
Regardless of the manner in which a Named Executive Officer’s service terminates, the Named Executive Officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.
We maintain the Severance Plan that provides severance protection to certain Company employees, including each of our Named Executive Officers. The Severance Plan provides for “double trigger” benefits upon involuntary terminations that occur in connection with a change in control and outside of the change-in-control context. Our Compensation Committee periodically reviews the severance and change in control benefits that we provide, including by reference to market data, to ensure that the benefits remain appropriately structured and at reasonable levels.
The Compensation Committee believes severance benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty. A more detailed description of the Severance Plan and each of our Named Executive Officer’s potential payments and benefits upon a termination or change in control is provided below under “Potential Payments upon Termination or Change in Control.”
OTHER COMPENSATION POLICIES
Stock Ownership Policy
We believe that stock ownership by our non-employee directors and executive officers, including our Named Executive Officers, is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. The Compensation Committee has adopted a stock ownership policy that requires our non-employee directors and executive officers to own a minimum number of shares of our common stock. These mandatory ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. The current ownership requirements are as follows:

Title	Minimum Required Level of Stock Ownership

Chief Executive Officer	Value equivalent to three times annual salary
Other Executive Officers	Value equivalent to annual salary
Non-Employee Directors	Value equivalent to three times annual Board cash retainer
The non-employee Director guideline is based on the annual Board cash retainer and excludes additional cash retainers paid for Board committee service or for service as Chairperson or Lead Independent Director. Shares that count toward satisfaction of these ownership requirements include shares owned by the executive, including shares purchased on the open market. Unexercised options and unvested RSUs and PSUs do not count toward these ownership requirements. Executives have five years to comply with the applicable stock ownership requirement.
As of the end of fiscal year 2025, our CEO, each of our other Named Executive Officers, and each of our non-employee Directors had satisfied his or her required stock ownership level or was on track to do so.
Compensation Recoupment Policy
In 2023, our Board of Directors adopted a new Compensation Recoupment Policy (“Clawback Policy”) applicable to our CEO and all of our current and former executive officers. Under this policy, our Compensation Committee is obligated to recover excess incentive compensation received by any executive officer covered by our Clawback Policy on or after October 2, 2023, if any, in the event SI-BONE is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. For purposes of this policy, excess incentive compensation means the amount of certain incentive-based compensation actually received by the covered executive officer, minus the amount of such incentive-based compensation that otherwise would have been received had the incentive compensation been determined based on the applicable restated amounts. The Compensation Committee will not consider the executive officer’s responsibility or fault in enforcing our Clawback Policy to recoup the amount described above.
This Policy is intended to comply with, and will be interpreted in a manner consistent with, Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), with Exchange Act Rule 10D-1 and with the Nasdaq listing standards.

SI-BONE, Inc.	43	2026 Proxy Statement

Hedging and Pledging Policies
Under our Insider Trading Policy, no director, employee or consultant to SI-BONE may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.
COMPENSATION RISK ASSESSMENT
In consultation with management and Compensia, our Compensation Committee’s independent compensation consultant, in September 2024 our Compensation Committee assessed our compensation plans, policies and practices for our Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.
TAX AND ACCOUNTING CONSIDERATIONS
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
For federal income tax purposes, publicly traded companies may be prohibited from deducting employee remuneration in excess of $1 million paid to certain “covered employees,” which may include certain Named Executive Officers, including, but not limited to, our Chief Executive Officer and Chief Financial Officer, under Section 162(m) of the Internal Revenue Code (the “Code”). Even if Section 162(m) may limit the compensation deduction, our Board of Directors and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee will consider the impact of the Section 162(m) deduction limitation, it intends to continue to compensate our executive officers, including our Named Executive Officers, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the company and our stockholders.
Section 409A Considerations
Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ ability to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Report of the Compensation Committee of the Board of Directors
Our Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis (“CD&A”). Based on that review and discussion, we recommended to our Board that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Timothy E. Davis, Jr. (Chairperson)
Gregory K. Hinckley
Thomas A. West

SI-BONE, Inc.	44	2026 Proxy Statement

SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended 2025, 2024 and 2023 compensation awarded to or paid to, or earned by, our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Total ($)

Laura A. Francis Chief Executive Officer	2025	685,000	6,038,710	729,525	7,453,235
	2024	652,000	5,793,445	641,959	7,087,404
	2023	622,120	2,449,257	642,494	3,713,871
Anshul Maheshwari Chief Operating Officer & Chief Financial Officer	2025	496,668	1,977,240	317,371	2,791,279
	2024	464,167	1,726,897	279,289	2,470,353
	2023	439,000	1,154,988	266,693	1,860,681
Anthony J. Recupero Former President, Commercial Operations	2025	500,580	1,544,730	399,838	2,445,148
	2024	486,000	1,678,774	398,763	2,563,537
	2023	472,000	1,154,988	430,110	2,057,098
Michael A. Pisetsky Chief Business & Legal Affairs Officer	2025	493,407	1,606,500	262,739	2,362,646
1.Represents the aggregate grant date fair value of restricted stock units and performance based restricted stock units granted to the officer, computed in accordance with FASB ASC Topic 718. See “Note 10 to the Consolidated Financial Statements” included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026 for the assumptions used in calculating the grant date fair value. These amounts do not reflect the actual economic value that may be realized from such awards.
Ms. Francis received an RSU award including 122,315 shares, a Financial PSU (“FPSU”) award with a target number of shares of 30,579 and share potential ranging from zero to a maximum of 61,158, and a TSR PSU award with a target number of shares of 91,736 shares and share potential ranging from zero to a maximum of 183,472 shares. Mr. Maheshwari received RSU award including 71,599 shares and a PSU award with a target number of shares of 23,866 shares and share potential ranging from zero to a maximum of 47,732 shares. Mr. Recupero received an RSU award including 55,937 shares and a PSU award with a target number of shares of 18,646 shares and share potential ranging from zero to a maximum of 37,291 shares. Mr. Pisetsky received an RSU award including 58,174 shares and a PSU award with a target number of shares of 19,391 shares and share potential ranging from zero to a maximum of 38,782 shares.
For the TSR PSUs granted in 2025, the grant date fair value in the table above is calculated in accordance with ASC Topic 718 and measured using a Monte Carlo simulation model since the TSR PSUs are subject to a market condition. Based on Monte Carlo valuation model, the grant date fair values of TSR PSUs made to Ms. Francis, Mr. Maheshwari, Mr. Recupero and Mr. Pisetsky in 2025 are $2,916,000, $758,625, $592,682, and $616,379 respectively. In the event that maximum performance is achieved, the value of the performance-based awards made to Ms. Francis, Mr. Maheshwari, Mr. Recupero and Mr. Pisetsky in 2025 at the date of grant would have been $3,122,693, $812,399, $634,693 and $660,070, respectively. For additional information on the PSUs granted to our named executive officers in 2025, see “Compensation Discussion and Analysis—Long-Term Incentive Compensation” above and footnote 2 to the table entitled “Grants of Plan-Based Awards.”
2.Represents payments upon the achievement of 2025, 2024 and 2023 corporate goals, as applicable, as well as individual objectives, which were paid in the first quarter of 2026, 2025 and 2024, respectively.

SI-BONE, Inc.	45	2026 Proxy Statement

GRANTS OF PLAN-BASED AWARDS
The following table shows for the fiscal year ended December 31, 2025, certain information regarding grants of plan-based awards to the Named Executive Officers.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Award: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Laura A. Francis	Annual Cash Bonus	2/3/2025	548,000	685,000	959,000						—
	RSU Award	2/3/2025							122,315	(3)	2,081,801
	FPSU Award	2/3/2025				—	30,579	61,158		(4)	1,040,909
	PSU Award	2/3/2025				—	91,736	183,472		(5)	2,916,000
Anshul Maheshwari	Annual Cash Bonus	2/3/2025	238,401	298,001	417,201						—
	RSU Award	2/3/2025							71,599	(3)	1,218,615
	PSU Award	2/3/2025				—	23,866	47,732		(5)	758,625
Anthony J. Recupero	Annual Cash Bonus	2/3/2025	300,348	375,435	525,609						—
	RSU Award	2/3/2025							55,937	(3)	952,048
	PSU Award	2/3/2025				—	18,646	37,291		(5)	592,682
Michael A. Pisetsky	Annual Cash Bonus	2/3/2025	197,363	246,704	345,385						—
	RSU Award	2/3/2025							58,174	(3)	990,121
	PSU Award	2/3/2025				—	19,391	38,782		(5)	616,379
1.These amounts represent threshold, target, and maximum annual cash bonus amounts under the 2025 Bonus Plan for each named executive officer for fiscal year 2025, and do not represent actual compensation earned by our named executive officers for fiscal year 2025. Target bonuses were set as a percentage of each named executive officer’s base salary for fiscal year 2025 as follows: 100% for Ms. Francis, 60% for Mr. Maheshwari, 75% for Mr. Recupero, and 50% for Mr. Pisetsky. The threshold amounts were set at 80% of Target bonuses. The maximum amounts were set at 140% of Target bonuses. Refer to section titled “Compensation Elements” for our fiscal year 2025 Corporate Performance Objectives and Bonus Decisions.
2.The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award, PSU and FPSU award, as applicable, granted during the fiscal year ended December 31, 2025, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
3. 6.25% of the shares vest each quarter beginning February 15, 2025, subject to the named executive officer’s continuous service through each such vesting date.
4.The FPSU became eligible to vest based on achievement of pre-established Revenue Growth and Adjusted EBITDA goals for the applicable year. 33% of earned shares vest following certification of performance with the remaining shares vesting in equal quarterly installments over the subsequent two years, subject to the named executive officer’s continuous service through such vesting date.
5.The PSUs granted became eligible to vest based on relative total shareholder return as compared to a group of industry peers in equal tranches over one-, two-, and three-year performance periods. No shares will be earned if the Company’s TSR is 50 percentage points below the group of industry peers during any performance period. Amounts reported in the “Maximum” column assume that 200% of the target PSUs will vest. The actual number of PSUs that became eligible to vest based on our performance is included in the “Stock Awards – Number of Shares or Units of Stock that Have Not Vested” column of the “Outstanding Equity Awards at December 31, 2025” table below. For additional information on the PSUs granted to our named executive officers in 2025, see “Compensation Discussion and Analysis—Long-term Incentive Compensation” above.

SI-BONE, Inc.	46	2026 Proxy Statement

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
The following table shows, certain information regarding outstanding equity awards at December 31, 2025, for our Named Executive Officers:

			Option Awards				Stock Awards(2)

Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested(3) (#)	Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not vested (3) ($)

Laura A. Francis	01/15/19	01/15/19	5,574	—	22.00	01/15/29	—	—	—	—
	01/07/22	01/01/22	—	—	—	—	3,992	78,722	—	—
	01/06/23	01/01/23	—	—	—	—	21,954	432,933	84,484	1,666,024
	01/04/24	01/01/24	—	—	—	—	56,617	1,116,487	185,497	3,658,001
	02/03/25	02/15/25	—	—	—	—	145,861	2,876,379	183,472	3,618,068
Anshul Maheshwari	01/06/22	01/01/22	—	—	—	—	2,613	51,528	—	—
	01/06/23	01/01/23	—	—	—	—	17,962	354,211	23,041	454,369
	01/04/24	01/01/24	—	—	—	—	28,691	565,787	31,334	617,906
	02/03/25	02/15/25	—	—	—	—	58,174	1,147,191	47,732	941,275
Anthony J. Recupero	07/26/16	07/05/16	99,190	—	4.32	07/26/26	—	—	—	—
	12/12/17	09/06/17	53,943	—	4.68	03/01/27	—	—	—	—
	01/15/19	01/15/19	42,700	—	22.00	1/15/2029	—	—	—	—
	01/06/22	01/01/22	—	—	—	—	4,354	85,861	—	—
	01/06/23	01/01/23	—	—	—	—	17,962	354,211	23,041	454,369
	01/04/24	01/01/24	—	—	—	—	28,691	565,787	31,334	617,906
	02/03/25	02/15/25	—	—	—	—	45,449	896,254	37,291	735,379
Michael A. Pisetsky	01/15/19	01/15/19	24,700	—	22.00	01/15/29	—	—	—	—
	01/06/22	01/01/22	—	—	—	—	2,903	57,247	—	—
	01/06/23	01/01/23	—	—	—	—	17,639	347,841	—	—
	03/01/23	01/01/23	—	—	—	—	323	6,370	25,546	503,767
	01/04/24	01/01/24	—	—	—	—	22,953	452,633	25,068	494,341
	02/03/25	02/15/25	—	—	—	—	47,266	932,086	38,782	764,781
1.RSU awards are subject to vesting as to 6.25% of the shares each quarter through the fourth anniversary of the vesting commencement date.
FPSU awards earned are subject to vesting as to 1/3 of the award on the first anniversary date of the vesting commencement date and the remaining 2/3 vesting in a series of eight equal quarterly installments.
2.For purposes of determining market value of an award, we assumed a stock price of $19.72, the closing sale price per share of our common stock on December 31, 2025, the last business day of our last fiscal year.
3.The share units related to PSU awards included in the “Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested” column that have not vested represents the maximum number of issuable shares under the awards. The target number of shares is 50% of the maximum shares.

SI-BONE, Inc.	47	2026 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
The following table shows for the fiscal year ended December 31, 2025, certain information regarding stock vested and exercised during the last fiscal year with respect to the Named Executive Officers.

	Options Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

Laura A. Francis	—	—	166,582	2,793,196
Anshul Maheshwari	—	—	76,762	1,241,924
Anthony J. Recupero	—	—	70,952	1,151,479
Michael A. Pisetsky	21,367	191,662	63,450	1,020,140
1.The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the applicable options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
2.The value realized on vesting is based on the total number of shares of common stock issued to each named executive officer upon the vesting of the RSU and PSU award multiplied by the closing price of our common stock on the vesting date, and does not represent actual amounts received by our named executive officers as a result of the vesting event.
SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
On July 16, 2020, the Compensation Committee of our Board of Directors of SI-BONE, Inc. adopted the Severance Plan, and form of Participation Agreement for use with the Severance Plan, pursuant to which participants in the Severance Plan, including our Named Executive Officers, will receive severance benefits if we terminate the participant’s employment with us without “cause” or the participant resigns his or her employment for “good reason” within three months prior to, or within 12 months following, a “change in control” of SI-BONE (as such terms are defined in the Severance Plan). Participants in the Severance Plan are those employees that have been designated as participants by the Board of Directors or Compensation Committee as participants in the Severance Plan and who have signed a Participation Agreement. All of our Named Executive Officers have been designated as participants in the Severance Plan.
Severance payments to our Named Executive Officers in connection with a change in control are as follows: (1) a lump sum cash payment equal to 12 months base salary (24 months in the case of Ms. Francis), (2) a lump sum cash payment of the then current annual target cash bonus (1.5 times annual target cash bonus in the case of Ms. Francis), (3) COBRA coverage for 12 months (18 months in the case of Ms. Francis), (4) full acceleration of vesting of all equity awards, and (5) extension of the post-termination option exercise period to two years (or the closing of the change in control if provided in the equity award or change in control agreement).
In addition, in the event SI-BONE terminates the employment of an executive officer without cause other than within three months prior to or 12 months following a change in control, the executive officer, including Ms. Francis will receive severance payments as follows: (1) a lump sum cash payment equal to 12 months base salary (18 months in the case of Ms. Francis) and (2) COBRA coverage for 12 months (18 months in the case of Ms. Francis).
To obtain benefits under the Severance Plan the participant must sign and deliver to SI-BONE a release of liability in favor of SI-BONE.
Potential Payments Upon Termination In Connection with a Change in Control
Each of our named executive officers is eligible for severance benefits pursuant to the terms of our Severance Benefit Plan, as further described above under “Severance and Change in Control Agreements”. The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of December 31, 2025 (the last business day of our fiscal year ended December 31, 2025) using the closing market price of our stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

SI-BONE, Inc.	48	2026 Proxy Statement

	Involuntary termination that is not a Change in Control Termination					Change in Control Termination
Name	Base Salary ($)	Bonus ($)	Equity Acceleration ($)	Continued Benefits ($)	Total ($)	Base Salary ($)	Bonus ($)	Equity Acceleration ($)(1)	Continued Benefits ($)	Total ($)

Laura A. Francis	1,027,500	—	—	39,515	1,067,015	1,370,000	1,027,500	13,446,614	39,515	15,883,629
Anshul Maheshwari	496,668	—	—	37,234	533,902	496,668	298,001	4,132,267	37,234	4,964,260
Anthony J. Recupero	500,580	—	—	21,795	522,375	500,580	375,435	3,709,766	21,795	4,607,576
Michael A. Pisetsky	493,407	—	—	37,234	530,641	493,407	246,704	3,559,066	37,234	4,336,411
1.PSU shares calculated based on maximum payout less the accumulated shares distributed up to December 31, 2025.
PENSION BENEFITS
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2025.
NONQUALIFIED DEFERRED COMPENSATION
Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2025.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and awards (a) (#)	Weighted-average exercise price of outstanding stock options and awards (b) ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (#)

Equity compensation plans approved by stockholders(1)(2)	3,505,210	2.75	7,633,258	(3)(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,505,210		7,633,258
1.The equity compensation plans approved by security holders are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
2.The weighted-average exercise price includes 2,702,038 shares issuable upon vesting of outstanding awards of restricted stock units and performance-based restricted stock unit awards, which have no exercise price. Excluding these awards of restricted stock units, the weighted-average exercise price would be $11.99.
3.Includes 5,956,022 and 1,677,236 shares of common stock available for issuance under the 2018 Equity Incentive Plan, or the 2018 Plan, and the 2018 Employee Stock Purchase Plan, or the ESPP, respectively, as of December 31, 2025. The shares issuable pursuant to our ESPP are not included in the number of shares to be issued pursuant to rights outstanding and the weighted-average exercise price of such rights as of December 31, 2025, as those numbers are not known.
4.The reserve for shares available under the 2018 Plan automatically increases on January 1st each year, through and including January 1, 2028, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. The reserve for shares available under the ESPP automatically increases on January 1st of each year through and including January 1, 2028, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 555,000 shares of common stock, or (iii) a number of shares as determined by the Board prior to the beginning of each year.

SI-BONE, Inc.	49	2026 Proxy Statement

PAY VERSUS PERFORMANCE
The compensation actually paid disclosed below for our Principal Executive Officer (“PEO”) and the average of our non-PEO Named Executive Officers “Non-PEO NEOs” was calculated in accordance with the requirements of Item 402(v) of Regulation S-K. The compensation actually paid figures presented in the table below incorporate total executive compensation as reported in the Summary Compensation Table adjusted for changes in the fair value of equity awards (we do not have any pension benefits). Accordingly, compensation actually paid does not equate to the amount that is actually paid to any executive in a given year and is merely a measurement determined by the SEC in an effort to identify the relationship between executive compensation and our financial performance.
The following table sets forth the compensation actually paid to our PEO and average of our Non-PEO NEOs, serving in such capacity, along with certain measures of our performance in each of the five years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021:

Year	Summary Compensation Table Total for PEO#1(1) ($)	Compensation Actually Paid to PEO#1 ($)	Summary Compensation Table Total for PEO#2(2) ($)	Compensation Actually Paid to PEO#2(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(5) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(7) ($)	Revenue Growth(8) (%)
							Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(6) ($)

2025	—	—	7,453,235	10,001,933	2,533,024	3,390,189	65.95	122.96	(18.9)	20
2024	—	—	7,087,404	2,489,030	2,516,945	951,594	46.89	114.00	(30.9)	20
2023	—	—	3,713,871	7,085,626	1,958,890	3,453,403	70.20	105.01	(43.3)	31
2022	—	—	4,893,959	2,616,198	2,243,715	1,185,889	45.48	100.85	(61.3)	18
2021	4,347,631	1,058,832	3,430,641	2,203,680	2,075,023	1,418,469	74.28	124.56	(56.6)	23
1.The dollar amounts represent the amounts of total compensation reported for Mr. Dunn (our former CEO) for 2021 in the “Total” column of the Summary Compensation Table in our 2022 proxy statement.
2.The dollar amounts represent the amounts of total compensation reported for Ms. Francis (our current CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
3.The dollar amounts represent the amount of “compensation actually paid” to Ms. Francis, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Francis during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Francis’s total compensation for 2025 to determine the compensation actually paid:

Year	Summary Compensation Table Total ($)	Minus: Stock and Option Awards from Summary Compensation Table ($)	Plus: Year-End Equity Value of Unvested Awards Granted During Year ($)	Plus: Change in Value of Unvested Awards Granted in Prior Years ($)	Plus: Value of Awards Granted and Vested During Year ($)	Plus: Change in Value of Prior Years’ Awards Vested During Year ($)	Compensation Actually Paid ($)

2025	7,453,235	6,038,710	6,299,397	1,508,760	395,690	383,561	10,001,933
4.The dollar amounts represent the average of the amounts reported for our non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year were Mr. Maheshwari, Mr. Recupero, and Mr. Pisetsky.
5.The dollar amounts represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2025 to determine the compensation actually paid, using the same methodology described above in footnote 4:

SI-BONE, Inc.	50	2026 Proxy Statement

Year	Avg. Summary Compensation Table Total ($)	Minus Avg. Stock and Option Awards from Summary Compensation Table ($)	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year ($)	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years ($)	Plus Avg. Value of Awards Granted and Vested During Year ($)	Plus Avg. Change in Value of Prior Years’ Awards Vested During Year ($)	Avg. Compensation Actually Paid ($)

2025	2,533,024	1,709,490	1,761,780	491,137	200,259	113,479	3,390,189
6.For the relevant fiscal year, represents the cumulative TSR of our common stock and the NASDAQ Medical Equipment Index at the end of each fiscal year. Cumulative TSR is calculated by dividing a fixed investment of $100 at the beginning of the measurement period (December 31, 2020) into a number of shares by the value of that investment at the end of the respective year plus the cumulative amount of dividends for the period, assuming dividend reinvestment.
7.The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.
8.As required by Item 402(v) of Regulation S-K, we have determined that revenue growth is the Company-Selected Measure. The revenue growth percentage reported is based on consolidated revenue reflected in our audited financial statements for the applicable year.
Most important Financial Performance Measures
The most important financial performance measures used by the company to link compensation actually paid to the company’s Named Executive Officers for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis”.
•Revenue Growth
•Adjusted EBITDA
•New Product Milestones
•People and Culture metrics
•Relative Total Shareholder Return as compared to a group of industry peers
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above, our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, not all of those company measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Cumulative TSR
The following graph shows the relationship between compensation actually paid and our TSR and that of a comparative index (the NASDAQ Medical Equipment Index). TSR shows the cumulative total return on an investment of $100 in cash on December 31, 2020 through December 31, 2025, assuming that any dividends were reinvested. The return shown on the graph below is not necessarily indicative of future performance, and we do not make or endorse any predictions as to future stockholder returns.

SI-BONE, Inc.	51	2026 Proxy Statement

Compensation Actually Paid vs. TSR
CAP (000s)
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Cumulative TSR (Value of fixed $100 investment)
$150
$125
$100
$75
$50
$25
$0
2021
2022
2023
2024
2025
PEO1
PEO2
non-PEO NEOs
SI-BONE TSR
Comparative Index

Compensation Actually Paid and Net Loss
The following graph shows the relationship between compensation actually paid and Net Loss:

Compensation Actually Paid vs. Net Loss
CAP (000s)
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Net Loss ($millions)
$0
$10
$20
$30
$40
$50
$60
$70
2021
2022
2023
2024
2025
PEO1
PEO2
non-PEO NEOs
Net Loss

SI-BONE, Inc.	52	2026 Proxy Statement

Compensation Actually Paid and Revenue Growth
The following graph shows the relationship between compensation actually paid and Revenue Growth:

Compensation Actually Paid vs Revenue Growth
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
CAP (000s)
35
30
25
20
15
10
5
0
Revenue Growth (%)
2021
2022
2023
2024
2025
PEO1
PEO2
non-PEO NEOs
Revenue Growth

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of SI-BONE under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
CEO PAY RATIO
Pursuant to Item 402(u) of Regulation S-K, we are required to provide the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio discussed below is a reasonable estimate calculated in a manner consistent with Item 402(u). For fiscal year 2025, the median of the annual total compensation of all of our employees (other than the CEO) was $181,059 and the annual total compensation of the CEO, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $7,453,235. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of our other employees was approximately 41 to 1.
We identified the employee with annual total compensation at the median of the compensation of all our employees by considering the employee population as of December 31, 2025. We had an even number of employees as of December 31, 2025, therefore we had two median employees. We took the average annual total compensation of these two employees to determine the median annual total compensation disclosed above as both such median employees had substantially similar roles, tenure and compensation. We considered all individuals, excluding the CEO, whether employed in the United States or outside the United States, full-time, part-time or on a leave of absence. Contractors were not included in our employee population. Compensation for purposes of identifying the median employee included annual base salary, target annual bonus or commissions, and the grant date value of equity awards granted in fiscal year 2025. Target annual commissions for territory sales managers was based on the average earned commissions for fiscal year 2025. Target annual commissions for clinical specialists and sales leadership was based on their target annual commissions as set forth at the beginning of the fiscal year. Non-United States employees’ pay was converted to U.S. dollar using foreign exchange rates in effect as of December 31, 2025. We did not make any cost-of-living adjustments for employees outside the United States.

SI-BONE, Inc.	53	2026 Proxy Statement

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation for service on our Board and committees of our Board.
Each non-employee director receives an annual cash retainer of $45,000 for serving on our Board.
The chairperson and members of the three committees of our Board are entitled to the following annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)

Audit Committee	20,000	10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000
Lead Independent Director	5,000	—
Chair of the Board	45,000	—
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.
Each new non-employee director who joins our Board will receive a restricted stock unit award with a value of $300,000. The shares subject to these equity awards will vest quarterly over three years, subject to the non-employee director’s continuous service with us on each applicable vesting date.
In addition, under the policy, on the date of each annual meeting of our stockholders, each continuing non-employee director may receive a restricted stock unit award with a value of $150,000, vesting approximately one year from the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date.
In the event of a change of control (as defined in the 2018 Plan), any unvested shares subject to these equity awards will fully vest and, in the case of stock options become exercisable, immediately prior to the effective date of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.
DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2025, certain information with respect to the compensation of all non-employee directors of SI-BONE:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Timothy E. Davis, Jr.	75,000	165,346	240,346
Jeffrey W. Dunn	90,000	165,346	255,346
John G. Freund, M.D.	50,000	165,346	215,346
Jeryl L. Hilleman	70,000	165,346	235,346
Gregory K. Hinckley(3)	52,250	165,346	217,596
Mika Nishimura	55,000	165,346	220,346
Thomas A. West	52,250	165,346	217,596
Daniel W. Wolf(4)	46,780	165,346	212,126
1.Payments earned for services rendered in the fourth quarter of 2025 were paid in January 2026.

SI-BONE, Inc.	54	2026 Proxy Statement

2.Represents the aggregate grant date fair value of restricted stock unit awards (“RSUs”) granted to the non-employee director, computed in accordance with FASB ASC Topic 718. The fair value of the RSU grant is based on the market price of our common stock on the date of grant. See Note 2 to our financial statements in our Annual Report on Form 10-K, filed with the SEC on February 24, 2026.
3.Mr. Hinckley is not standing for re-election at the Annual Meeting and will therefore step down as a director and as a member of the Compensation Committee upon the expiration of his term at the conclusion of the Annual Meeting.
4.Mr. Wolf resigned as a director and as a member of the Audit Committee on November 6, 2025.
The table below lists the aggregate number of shares subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2025.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2025 (#)	Number of Shares Subject to Outstanding RSUs as of December 31, 2025 (#)
Timothy E. Davis, Jr.	50,027	35,989
Jeffrey W. Dunn	147,513	10,307
John G. Freund, M.D.	37,963	8,675
Jeryl L. Hilleman	26,236	35,989
Gregory K. Hinckley	18,826	8,675
Mika Nishimura	—	8,675
Thomas A. West	—	19,359
Daniel W. Wolf	—	—

Certain Relationships and Related Party Transactions

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Audit Committee has the primary responsibility for the review, approval, and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest.
We have adopted a written related party transaction policy under which our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
Since the beginning of fiscal year ended December 31, 2025, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between us (or one of our subsidiaries) and a related person in which the related person had or will have a direct or indirect material interest.
Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board. In June 2024, we amended our amended and restated certificate of incorporation (the “Amendment”). The Amendment contains provisions limiting the liability of certain officers as permitted under Delaware law.

SI-BONE, Inc.	55	2026 Proxy Statement

We have and intend to enter into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or employee.
Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single set of Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or us. Your written request to us should be addressed to SI-BONE, Inc., Attn: Secretary and Chief Business & Legal Affairs Officer, at 471 El Camino Real, Suite 101, Santa Clara, California 95050. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
/s/ Michael A. Pisetsky
Michael A. Pisetsky
Secretary and Chief Business & Legal Affairs Officer
April 21, 2026
A copy of SI-BONE, Inc.’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: SI-BONE, Inc., Attn: Secretary and Chief Business & Legal Affairs Officer, at 471 El Camino Real, Suite 101, Santa Clara, California 95050.

SI-BONE, Inc.	56	2026 Proxy Statement

APPENDIX A

This proxy statement contains information regarding certain non-GAAP financial measures, including Adjusted EBITDA, which is not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. We use non-GAAP financial measures internally in analyzing our financial results and believe that the use of non-GAAP financial measures, including Adjusted EBITDA, is useful as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. We encourage stockholders to carefully consider our GAAP results, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is provided below.
The following table presents a reconciliation of GAAP and non-GAAP results:

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA (In thousands)
	Twelve Months Ended December 31,
	2025 ($)	2024 ($)	2023 ($)

Net loss on a GAAP basis	(18,904)	(30,913)	(43,336)
Add (Subtract):
Interest income	(6,074)	(7,848)	(6,916)
Interest expense	2,628	3,440	3,462
Depreciation and amortization	5,770	4,379	5,428
Stock-based compensation	25,524	25,868	24,057
Adjusted EBITDA on a non-GAAP basis	8,944	(5,074)	(17,305)

SI-BONE, Inc.	57	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m., Pacific Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIBN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m., Pacific Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89980-P47167 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SI-BONE, INC.

The Board of Directors recommends you vote FOR each of the nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jeffrey W. Dunn	☐	☐
1b. John G. Freund, M.D.	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as SI-BONE, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve executive compensation "Say-on-Pay".	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V89981-P47167

SI-BONE, INC.
Annual Meeting of Stockholders
June 4, 2026 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Laura A. Francis and Anshul Maheshwari, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SI-BONE, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SI-BONE, Inc. to be held virtually via live webcast at www.virtualshareholdermeeting.com/SIBN2026, on Thursday, June 4, 2026 at 8:00 a.m., Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side